UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

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Pluristem Therapeutics Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PLURISTEM THERAPEUTICS INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 13, 2019

You are hereby notified that the annual meeting of stockholders of Pluristem Therapeutics Inc., or the Company, will be held on the 13th day of June, 2019 at 5:00 p.m., local time, at our offices, Matam Advanced Technology Park Building No. 5, Haifa, Israel, 3508409, for the following purposes:

1.      To elect nine directors to serve until the next annual meeting of stockholders and until their respective successors shall have been duly elected and qualified;

2.      To ratify the selection of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as independent registered public accounting firm of the Company for the fiscal year ending June 30, 2019;

3.      To approve an amendment to the Articles of Incorporation of the Company to increase the number of authorized shares of Common Stock from two hundred million (200,000,000) shares, par value $0.00001 per share to three hundred million (300,000,000) shares, par value $0.00001 per share;

4.      To consider and approve the Company’s 2019 Equity Compensation Plan;

5.      To consider and approve, by a nonbinding advisory vote, the compensation of our named executive officers as described in the accompanying proxy statement;

6.      To recommend, by a nonbinding advisory vote, the frequency (every one, two or three years) of future advisory votes of stockholders on the compensation of our named executive officers; and

7.      To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

All stockholders are cordially invited to attend the annual meeting.  If your shares are registered in your name, please bring the admission ticket attached to your proxy card.  If your shares are registered in the name of a broker, trust, bank or other nominee, you will need to bring a proxy or a letter from that broker, trust, bank or other nominee or your most recent brokerage account statement, that confirms that you are the beneficial owner of those shares. If you do not have either an admission ticket or proof that you own shares of the Company, you will not be admitted to the meeting.

The Board of Directors has fixed the close of business on April 15, 2019 as the record date for the meeting. Only stockholders on the record date are entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof.

Your vote is important regardless of the number of shares you own.  The Company requests that you vote by internet or telephone, or complete, sign and date a proxy card, which you may obtain upon request, without delay, even if you now plan to attend the annual meeting.  You may revoke your proxy at any time prior to its exercise by delivering written notice or another duly executed proxy bearing a later date to the Secretary of the Company, or by attending the annual meeting and voting in person.

INTERNET AVAILABILITY OF PROXY MATERIALS

Securities and Exchange Commission rules allow us to furnish proxy materials to our stockholders over the internet. You can access proxy materials and authorize a proxy to vote your shares at http://www.astproxyportal.com/ast/15665/. You may vote via the internet at www.voteproxy.com with American Stock Transfer and you may vote via the telephone at 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. You may also authorize a proxy to vote your shares over the internet. In order to vote over the internet or by telephone you must have your stockholder identification number, which is set forth in the Notice of Internet Availability of Proxy Materials mailed to you. You may also request a paper proxy card to submit your vote by mail.

By order of the Board of Directors,
/s/ Yaky Yanay
Yaky Yanay, Co-Chief Executive Officer and President

April 25, 2019

ii

IMPORTANT: In order to secure a quorum and to avoid the expense of additional proxy solicitation, please either vote by internet or sign, date and return your proxy promptly in the enclosed envelope even if you plan to attend the meeting personally. Your cooperation is greatly appreciated.

 PLURISTEM THERAPEUTICS INC.
Matam Advanced Technology Park
Building No. 5
Haifa, Israel, 3508409

PROXY STATEMENT

INTRODUCTION

This proxy statement and the accompanying proxy are made available by Pluristem Therapeutics Inc., or the Company, to the holders of record of the Company’s outstanding shares of Common Stock, $0.00001 par value per share, commencing on or about April 30, 2019. The accompanying proxy is being solicited by the Board of Directors of the Company, or the Board, for use at the annual meeting of stockholders of the Company, or the Meeting, to be held on the 13th day of June 2019 at 5:00 p.m. local time, at our offices, Matam Advanced Technology Park Building No. 5, Haifa, Israel, 3508409 and at any adjournment or postponement thereof. The cost of solicitation of proxies will be borne by the Company. Directors, officers and employees of the Company may assist in the solicitation of proxies by mail, telephone, telefax, in person or otherwise, without additional compensation.  Brokers, custodians and fiduciaries will be requested to forward proxy soliciting materials to the owners of stock held in their names and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of such proxy materials. In addition, we have retained Morrow Sodali LLC to assist in the solicitation of proxies for a fee of $7,500 plus customary expenses.

The Board has fixed April 15, 2019 as the record date for the Meeting. Only stockholders of record on April 15, 2019, or the Record Date, are entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. On April 15, 2019, there were 149,755,546 issued and outstanding shares of Common Stock. Each share of Common Stock is entitled to one vote per share.

The Company’s Bylaws provide that a quorum shall consist of the holders of at least thirty three and one third percent (33 1/3%) of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy at the Meeting. If such quorum shall not be present or represented, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the Meeting, without notice other than announcement at the Meeting, until a quorum shall be present or represented. Abstentions may be specified on all proposals.  Abstentions will be counted as present for purposes of determining a quorum and will be counted as not voting on the proposal in question.  Submitted proxies which are left blank will also be counted as present for purposes of determining a quorum, but are not counted for purposes of determining whether a proposal has been approved in matters where the proxy does not confer the authority to vote on such proposal, and thus have no effect on its outcome.

The affirmative vote of the holders of a majority of the Common Stock having voting power present in person or represented by proxy shall be sufficient for the election of each of the director nominees, for the ratification of the selection of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as independent registered public accounting firm of the Company for the fiscal year ending June 30, 2019, for the approval of the Company’s 2019 Equity Compensation Plan, for the consideration to approve by a nonbinding advisory vote, the compensation of the Company's named executive officers, and for the approval of any other business which may properly be brought before the Meeting or any adjournment or postponement thereof, except that with respect to Proposal No. 3 (as described below) and except with respect to Proposal No. 6, the choice of frequency that receives the highest number of “FOR” votes will be considered as the frequency with which our stockholders will be asked to hold a non-binding, advisory vote on the compensation of our named executive officers.

With respect to Proposal No. 3, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock having voting power shall be required for the approval of the amendment to the Articles of Incorporation of the Company, or the Articles, to increase the number of authorized shares of Common Stock from two hundred million (200,000,000) shares, par value $0.00001 per share, to three hundred million (300,000,000) shares, par value $0.00001 per share, or the Authorized Share Increase.

All shares of Common Stock represented in person or by valid proxies received by the Company prior to the date of, or at, the Meeting, and not revoked, will be voted as specified in the proxies or voting instructions.  To the extent permissible, votes that are left blank will be voted as recommended by the Board. With regard to other matters that may properly come before the Meeting, votes will be cast at the discretion of the proxies.

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares.

If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.  In the event that a broker, bank, or other agent indicates on a proxy that it does not have discretionary authority to vote certain shares on a non-routine proposal, then those shares will be treated as broker non-votes.  Except for Proposal No. 2 and 3, each of the remaining Proposals is a non-routine proposal; therefore, your broker, bank or other agent is not entitled to vote your shares on Proposal No. 1, 4, 5 or 6 without your instructions. Broker non-votes will be counted as present for purposes of determining a quorum and will be counted as not voting on the non-routine proposals in question. With respect to Proposal No. 2 and 3, broker non-votes (and abstentions) will have the same impact as a vote against the proposal.

Any stockholder who has submitted a proxy may revoke it at any time before it is voted, by written notice addressed to and received by our Secretary, by submitting a duly executed proxy bearing a later date or by electing to vote in person at the Meeting.  The mere presence at the Meeting of the stockholder appointing a proxy does not, however, revoke the appointment.

Notice of Internet Availability of Proxy Materials

In accordance with rules and regulations of the Securities and Exchange Commission, or the SEC, instead of mailing a printed copy of our proxy materials, which consist of this proxy statement, proxy card, notice of annual meeting, and our annual report to stockholders for the fiscal year ended June 30, 2018, or Fiscal Year 2018, respectively, to each stockholder of record, we may furnish proxy materials via the internet. Accordingly, all of our stockholders of record as of the Record Date will receive a notice of internet availability of proxy materials. The notice of internet availability of proxy materials will be mailed on or about April 30, 2019.

On the date of mailing the Notice of Internet Availability of Proxy Materials, stockholders will be able to access all of the proxy materials at http://www.astproxyportal.com/ast/15665/. The proxy materials will be available free of charge. The Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials over the internet. The Notice of Internet Availability of Proxy Materials contains instructions as to how to vote by internet or by telephone. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may request a paper or email copy of the proxy card. If you received a Notice of Internet Availability of Proxy Materials and would like to receive printed copies of the proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

IMPORTANT:  If your shares are held in the name of a brokerage firm, bank, nominee or other institution, you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares.  Please contact the person responsible for your account and give instructions for a proxy to be completed for your shares.

Our website address is included several times in this proxy statement as a textual reference only and the information presented on our website is not incorporated by reference into this proxy statement.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

At the Meeting, nine directors are to be elected, which number shall constitute our entire Board, to hold office until the next annual meeting of stockholders and until their successors shall have been duly elected and qualified. Unless otherwise specified in the proxy, it is the intention of the persons named in the enclosed form of proxy to vote the stock represented thereby for the election as directors, each of the nominees whose names and biographies appear below. All of the nominees whose names and biographies appear below are presently our directors. In the event any of the nominees should become unavailable or unable to serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board.  The Board has no reason to believe that the nominees named will be unable to serve if elected.  Each nominee has consented to being named in this proxy statement and to serve if elected.

Principal Employment and Experience of Director Nominees and Executive Officers

The following information is furnished with respect to our executive officers and the persons nominated for election as directors. All of the director nominees are current members of our Board.

Name	Age	Present Principal Employer and Prior Business Experience

Zami Aberman	65
Mr. Aberman joined the Company in September 2005 and has served as our Co-Chief Executive Officer, or CEO, since March 2017, as our CEO from November 2005 until March 2017, and served from September 2005 until February 2014 as President of the Company.  He changed the Company’s strategy towards cellular therapeutics. Mr. Aberman’s vision to use the maternal section of the Placenta (Decidua) as a source for cell therapy, combined with the Company’s 3D culturing technology, led to the development of our products. Since November 2005, Mr. Aberman has served as a director of the Company, and since April 2006, as Chairman of the Board. He has 25 years of experience in marketing and management in the high technology industry. Mr. Aberman has held the CEO and Chairman positions of various companies located in Israel, the United States, Europe, Japan and Korea.

Mr. Aberman has operated within high-tech global companies in the fields of automatic optical inspection, network security, video over IP, software, chip design and robotics. He serves as the chairman of Rose Hitech Ltd., a private investment company. He previously served as the chairman of VLScom Ltd., a private company specializing in video compression for HDTV and video over IP and as a director of Ori Software Ltd., a company involved in data management.  Prior to holding those positions, Mr. Aberman served as the President and CEO of Elbit Vision System Ltd. (EVSNF.OB), a company engaged in automatic optical inspection.  Before joining the Company, Mr. Aberman served as President and CEO of Netect Ltd., a company specializing in the field of internet security software and was the co-founder, President and CEO of Associative Computing Ltd., which developed an associative parallel processor for real-time video processing. He also served as Chairman of Display Inspection Systems Inc., specializing in laser based inspection machines and as President and CEO of Robomatix Technologies Ltd.

In 1992, Mr. Aberman was awarded the Rothschild Prize for excellence in his field from the President of the State of Israel.  Mr. Aberman holds a B.Sc. in Mechanical Engineering from Ben Gurion University in Israel.

We believe that Mr. Aberman’s qualifications to sit on our Board include his unique multidisciplinary innovative approach, years of experience in the financial markets in Israel and globally, as well as his experience in serving as the CEO of publicly traded entities.

Israel Ben-Yoram*	58
Mr. Ben-Yoram became a director of the Company in January 2005.  He has been a director and partner in the Israeli accounting firm of Mor, Ben-Yoram and Partners since 1985.  In addition, since 1992, Mr. Ben-Yoram has been a shareholder and has served as the head director of Mor, Ben-Yoram Ltd., a private company in Israel operating in parallel to Mor, Ben-Yoram and Partners.  Mor, Ben-Yoram Ltd. provides management services, economic consulting services and other professional services to businesses. Furthermore, Mr. Ben-Yoram is the founder, owner and CEO of SBY Group (Eshed Dash Ltd., Zonbit Ltd. and Eshed Yuvalim Ltd.). During 2003 to 2004, Mr. Ben-Yoram served as a director of Brainstorm Cell Therapeutics Inc. (BCLI) and Smart Energy solutions, Inc. (SMGY), each of which were traded on the Nasdaq Stock Market LLC, or Nasdaq. Mr. Ben-Yoram is a member of the Society of Trust and Estate Practitioners.

Mr. Ben-Yoram received a B.A. in accounting from Tel Aviv University, an M.A. in Economics from the Hebrew University of Jerusalem, an LL.B. and an MBA from Tel Aviv University and an LL.M. from Bar Ilan University.  In addition, Mr. Ben-Yoram is a Certified Public Accountant in Israel and is qualified in arbitration and in mediation.

We believe that Mr. Ben-Yoram’s qualifications to sit on our Board include his years of experience in the high-tech industry, his experience serving as a director of Nasdaq-listed companies, as well as his knowledge and familiarity with corporate finance and accounting.

Isaac Braun*	66
Mr. Braun became a director of the Company in July 2005.  Mr. Braun is a business veteran with entrepreneurial, industrial and manufacturing experience.  He has co-founded and served as a board member of several high-tech start-ups in the areas of e-commerce, security, messaging, search engines and biotechnology.  Mr. Braun is involved with advising private companies in the areas of capital raising and business development.

We believe that Mr. Braun’s qualifications to sit on our Board include his years of experience in the high-tech industry, as well as his knowledge and familiarity with corporate finance.

Chen Franco-Yehuda	35
Mrs. Franco-Yehuda was appointed as our Chief Financial Officer, or CFO, effective as of March 17, 2019. Prior to being appointed as our Chief Financial Officer, Mrs. Franco-Yehuda served as the Company’s Head of Accounting and Financial Reporting since July 2016 and, prior to that, the Company’s Controller since May 2013. Before joining the Company, from October 2008 to April 2013, Mrs. Franco-Yehuda served as a manager of audit groups relating to public and private companies in various industries at PricewaterhouseCoopers (PwC) and also as a lecturer of accounting classes at the Open University of Israel from 2009 to 2014.

Mrs. Franco-Yehuda holds a bachelor's degree in economics and accounting from Haifa University, and is a certified public accountant in Israel.

Mark Germain*	68
Mr. Germain became a director of the Company in May 2007.  Between May 2007 and February 2009, Mr. Germain served as Co-Chairman of our Board.  Mr. Germain has been a merchant banker serving primarily the biotech and life sciences industries for over five years.  He has been involved as a founder, director, chairman of the board of, and/or investor in, over twenty companies in the biotech field and assisted many of them in arranging corporate partnerships, acquiring technology, entering into mergers and acquisitions, and executing financings and going public transactions.  He graduated from New York University School of Law in 1975, Order of the Coif, and was a partner in a New York law firm practicing corporate and securities law before leaving in 1986. Since then, and until he entered the biotech field in 1991, he served in senior executive capacities, including as president of a public company that was sold in 1991.  In addition to being a director of the Company, Mr. Germain is a Managing Director at The ÆNTIB Group, a boutique merchant bank and, since June 2018, Vice Chairman of BiondVax Pharmaceuticals Ltd., a company based in Israel entering Phase 3 clinical trials for a universal flu vaccine.

Mr. Germain also serves or served as a director of the following companies that were reporting companies in the past: ChromaDex Inc., Stem Cell Innovations, Inc., Omnimmune Corp. and Collexis Holdings, Inc.  He is also a co-founder and director of a number of private companies in and outside the biotech field.

We believe that Mr. Germain’s qualifications to sit on our Board include his years of experience in the biotech industry, his experience serving as a director of public companies, as well as his knowledge and familiarity with corporate finance.

Moria Kwiat	39
Dr. Kwiat became a director of the Company in May 2012.  Dr. Kwiat is an analyst at aMoon, a leading Israeli life sciences venture fund. Previously she was an analyst and consultant at Frost & Sullivan. Dr. Kwiat served as a research associate in the Department of Materials and NanoSciences, Faculty of Chemistry at Tel Aviv University from 2015 to 2016. She has a broad academic background and scientific experience in inter-disciplinary fields, with specific expertise in the interface between the biology and materials fields. She is the co-author of multiple scientific papers.  Dr. Kwiat holds a Post-Doctoral degree in nanotechnology and material sciences, a Ph.D. in Chemistry and a M.Sc. and B.Sc. in Biotechnology, from Tel Aviv University.

We believe that Dr. Kwiat’s qualifications to sit on our Board include her knowledge and experience as a scientist and a researcher in the fields of biotechnology and nanotechnology.

Hava Meretzki	50
Ms. Meretzki became a director of the Company in October 2003. Ms. Meretzki is an attorney and a partner at the Meretzki law firm in Haifa, Israel.  Ms. Meretzki specializes in civil, trade and labor law, and she is the Chairman of the National Council of the Israel Bar Association. Ms. Meretzki received a Bachelor’s Degree in Law from the Hebrew University in 1991 and was admitted to the Israel Bar Association in 1993.

We believe that Ms. Meretzki’s qualifications to sit on our Board include her years of experience with legal and corporate governance matters.

Nachum Rosman*	73
Mr. Rosman became a director of the Company in October 2007. He provides management and consulting services to startup companies in the financial, organizational and human resource aspects of their operations.  Mr. Rosman also serves as the CEO of Simba Ltd. and as a director at several privately held companies.  Throughout his career, Mr. Rosman has held CEO and Chief Financial Officer, or CFO, positions in Israel, the United States and England.  In these positions he was responsible for, among other things, finance management, fund raising, acquisitions and technology sales.

Mr. Rosman holds a B.Sc. in Management Engineering and an M.Sc. in Operations Research from the Technion in Haifa, Israel.  Mr. Rosman also participated in a Ph.D. program in Investments and Financing at the Tel Aviv University, Israel.

We believe that Mr. Rosman’s qualifications to sit on our Board include his years of experience in the high-tech industry, as well as his knowledge and familiarity with corporate finance.

Doron Shorrer*	66
Mr. Shorrer became a director of the Company in October 2003.  Mr. Shorrer was one of the Company’s founders and served as its first Chairman until 2006.  Since 1998, Mr. Shorrer has served as the Chairman and CEO of Shorrer International Ltd., an investment and financial consulting company. Mr. Shorrer also serves as a director at each of Sigma Mutual Funds Ltd., Food Save Ltd. and G.D.M. Investments Ltd.

Mr. Shorrer has served as a director of Provident Fund for employees of the Israel Electric Company Ltd. and between 1999 and 2004 he was Chairman of the board of directors of Phoenix Insurance Company, one of the largest insurance companies in Israel, and of Mivtachim Pension Funds Group, the largest pension fund in Israel. Prior to serving in these positions, Mr. Shorrer held senior positions that included Arbitrator at the Claims Resolution Tribunal for Dormant Accounts in Switzerland; Economic and Financial Advisor, Commissioner of Insurance and Capital Markets for the State of Israel; Member of the board of directors of “Nechasim” of the State of Israel; Member Committee for the Examination of Structural Changes in the Capital Market (The Brodet Committee); General Director of the Ministry of Transport; founder and managing partner of an accounting firm with offices in Jerusalem, Tel-Aviv and Haifa; Member of the Lecture Staff of the Hebrew University Business Administration School; Chairman of Amal School Chain; Chairman of a Public Committee for Telecommunications; and Economic Consultant to the Ministry of Energy.  In addition, Mr. Shorrer served as a director of Hebrew University employees and Massad Bank from the International Bank group from 2009 to 2018.

Among his many areas of expertise, Mr. Shorrer formulates, implements and administers business planning in the private and institutional sector, in addition to consulting on economic, accounting and taxation issues to a diverse audience ranging from private concerns to government ministries.

Mr. Shorrer holds a B.A. in Economics and Accounting and an M.A. in Business Administration (specialization in finance and banking) from the Hebrew University of Jerusalem and is a Certified Public Accountant in Israel.

We believe that Mr. Shorrer’s qualifications to sit on our Board include his years of experience in the high-tech industry, his vast skill and expertise in accounting and economics, as well as his knowledge and familiarity with corporate finance.

Yaky Yanay	47
Mr. Yanay became a director of the Company in February 2015. He has served as our President from February 2014 and as our Co-CEO from March 2017. Mr. Yanay has served in variety of executive positions in Pluristem since 2006 including Chief Financial Officer, Chief Operating Officer, Secretary and Executive Vice President.  Mr. Yanay served as our Chief Financial Officer from November 2006 until February 2014 and from February 2015 until March 2017. He also served as our Chief Operating Officer from February 2014 until March 2017. From November 2006 to February 2014, he served as our Secretary and served as our Executive Vice President from March 2013 until February 2014. From 2015 to 2018, Mr. Yanay served as the Co-Chairman of Israel Advanced Technology Industries (IATI), the largest umbrella organization representing Israel’s high tech and life science industries and since August 2012 has continually served as a Director of IATI, representing Israel’s life sciences industry. Prior to joining the Company, Mr. Yanay founded and served as Chairman of “The Israeli Life Science Forum” and also served as the CFO of Elbit Vision Systems Ltd., a public company.  In addition, from July 2010 to April 2018, he served on the Board of Directors of Elbit Vision Systems Ltd.  Prior to these positions, Mr. Yanay served as manager of audit groups of the technology sector at Ernst & Young Israel.

Mr. Yanay holds a bachelor’s degree with honors in business administration and accounting from the College of Management Academic Studies of Rishon LeZion and is a Certified Public Accountant in Israel.

We believe that Mr. Yanay’s qualifications to sit on our Board include his years of experience in the medical technology industry, his vast skill and expertise in accounting and economics, as well as his knowledge and familiarity with corporate finance.

*
The Board determined that this director or nominee is “independent” as defined by the rules of the SEC and Nasdaq rules and regulations. None of the independent directors has any relationship with us besides serving on our Board.

There are no family relationships between any of the director nominees or executive officers named in this proxy statement.

Required Vote

The affirmative vote of the holders of a majority of the Common Stock having voting power present in person or represented by proxy shall be sufficient for the election of each of the director nominees.

The Board recommends a vote “FOR” the election of each of the director nominees named above.

PROPOSAL NO. 2 — RATIFICATION OF THE SELECTION OF KOST FORER GABBAY &
KASIERER, A MEMBER OF ERNST & YOUNG GLOBAL, AS INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 2019.

Our Audit Committee has selected Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as our independent registered public accounting firm, or the Independent Auditors, for the current fiscal year, subject to ratification by our stockholders at the Meeting. We do not expect to have a representative of the Independent Auditors attend the Meeting.

Neither our by-laws, our other governing documents, nor other law requires stockholder ratification of the selection of the Independent Auditors as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of the Independent Auditors to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain the Independent Auditors. Even if the selection is ratified, the Audit Committee in its discretion may decide to appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

Required Vote

The affirmative vote of the holders of a majority of the Common Stock having voting power present in person or represented by proxy shall be sufficient for the ratification of the selection of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as independent registered public accounting firm of the Company for the fiscal year ending June 30, 2019.

The Board recommends a vote “FOR” the ratification of the selection of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as independent registered public accounting firm of the Company for the fiscal year ending June 30, 2019.

PROPOSAL NO. 3 — AMENDMENT TO ARTICLES OF INCORPORATION OF THE COMPANY TO
INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM TWO
HUNDRED MILLION (200,000,000) SHARES, PAR VALUE $0.00001 PER SHARE, TO THREE
HUNDRED MILLION (300,000,000) SHARES, PAR VALUE $0.00001 PER SHARE

Our Board has unanimously approved an amendment to our Articles to increase the number of shares of authorized Common Stock from 200,000,000 shares to 300,000,000 shares, as further described below. If approved, the Authorized Share Increase would be effected by amending Article 4 of our Articles. The full text of the proposed amendment to Article 4 of our Articles is attached to this Proxy Statement as Appendix A.

As of April 15,  2019, we had 149,755,546 shares of Common Stock issued and outstanding, and have reserved shares under our existing equity incentive plan, and as a result thereof, our flexibility to carry out any future capital raising activities, if any, and grant equity incentives to employees and service providers, if any, may be extremely challenging. Accordingly, our Board believes that the Authorized Share Increase is advisable and in our stockholders’ best interests in order to give us greater flexibility in considering and planning for future potential business needs, as well as for providing us with the ability to compensate employees and service providers through the issuance of equity incentives. If the amendment to our Articles is adopted, we will have shares of authorized Common Stock available in the event our Board determines that it is necessary and appropriate to raise additional capital through the sale of equity securities, to acquire another company or its assets, to provide equity incentives to employees, officers or directors, to establish strategic relationships with corporate partners and/or similar transactions or for other corporate purposes. The availability of additional shares of Common Stock is particularly important in the event that our Board needs to undertake any of the foregoing actions on an expedited basis and thus to avoid the time and expense of seeking shareholder approval in connection with a contemplated issuance of Common Stock. If the Authorized Share Increase is approved, the additional authorized shares would be available for issuance at the discretion of the Board and without further stockholder approval, except as may be required by law or the rules of the Company’s then-current listing market or exchange.

Possible Effects of the Authorized Share Increase

The newly authorized shares of Common Stock will have all the powers, preferences, and rights of the shares of Common Stock presently authorized. Therefore, approval of the Authorized Share Increase would not affect a current Common Stock holder’s rights as a stockholder, except for any dilutive effects of a potential increase in the number of outstanding shares of Common Stock to, among other things, earnings per share, book value per share, and the voting power of current holders of our Common Stock. The Authorized Share Increase would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders until additional shares are issued.

As is true for shares presently authorized but unissued Common Stock, the future issuance of Common Stock authorized by the Authorized Share Increase may, among other things, decrease existing stockholders’ percentage equity ownership, be dilutive to the voting rights of existing stockholders, and, depending on the price at which they are issued, have a negative effect on the market price of the Common Stock.

Potential Anti-takeover Effects of the Authorized Share Increase

Since the Authorized Share Increase will provide that the number of authorized shares of Common Stock will be 300,000,000, the Authorized Share Increase, if effected, will result in an increase in the number of authorized but unissued shares of our Common Stock and could, under certain circumstances, have an anti-takeover effect, although this is not the purpose or intent of our Board. An increase in our authorized shares could potentially deter takeovers, including takeovers that our Board has determined are not in the best interest of our stockholders, in that additional shares could be issued (within the limits imposed by applicable law and Nasdaq) in one or more transactions that could make a change in control or takeover more difficult. The Authorized Share Increase could make the accomplishment of a given transaction more difficult even if it is favorable to the interests of stockholders. For example, we could issue additional shares of Common Stock without further stockholder approval so as to dilute the stock ownership or voting rights of persons seeking to obtain control without our agreement. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Authorized Share Increase therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the Authorized Share Increase may limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal.

We have not proposed the increase in the number of authorized shares of Common Stock with the intention of using the additional authorized shares for anti-takeover purposes, but we would be able to use the additional shares to oppose a hostile takeover attempt or delay or prevent changes in our control or our management. Although the Authorized Share Increase has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, stockholders should be aware that the effect of the Authorized Share Increase could facilitate future attempts by us to oppose changes in our control and perpetuate our management, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices. We cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value, or that they will not adversely affect our business or the trading price of the Common Stock.

Required Vote

The affirmative vote of a majority of the outstanding shares of Common Stock having voting power shall be required for the approval of the amendment to the Articles to effect the Authorized Share Increase.

The Board recommends a vote “FOR” the amendment to the Articles of Incorporation of the Company to increase the number of authorized shares of Common Stock from two hundred million (200,000,000) shares, par value $0.00001 per share, to three hundred million (300,000,000) shares, par value $0.00001 per share.

PROPOSAL NO. 4 — APPROVAL OF THE COMPANY’S 2019 EQUITY COMPENSATION PLAN

On December 31, 2018, our 2005 amended and restated stock option plan, or the 2005 Plan, terminated. Accordingly, on March 28, 2019, the Compensation Committee of the Board and the Board adopted the 2019 Equity Compensation Plan, or the 2019 Plan, and unanimously recommend that the stockholders of the Company approve the 2019 Plan.

As discussed further in "Executive Compensation – Compensation Discussion and Analysis" below, the Board believes that our ability to offer our key employees and non-employee directors long-term, equity-based compensation will help enable us to attract, motivate and retain experienced and highly qualified employees and directors who will contribute to our financial success. It is the judgment of the Board that approval of the 2019 Plan is in the best interests of the Company and its stockholders.

The following is a brief description of the 2019 Plan. The full text of the 2019 Plan is attached as Appendix B to this Proxy Statement, and the following description is qualified in its entirety by reference to this Appendix.

The 2019 Plan permits the issuance of equity-based awards, including incentive stock options, or ISOs, nonqualified stock options, restricted stock and restricted stock units, or RSUs, stock options, restricted stock and RSUs that qualify under Section 102 of the Israeli Tax Ordinance (New Version) 1961, or the ITO, and stock options, restricted stock and RSUs that qualify under Section 3(i) of the ITO, or collectively, Awards.

The 2019 Plan is administered by the Board, or a committee composed of two or more members of the Board or two or more other persons, or the Committee, and is authorized to grant Awards to acquire shares of Common Stock, shares of restricted stock and RSUs.

Purpose and Eligible Individuals. The purpose of the 2019 Plan is to retain the services of valued key employees and consultants of the Company and such other persons as the Committee determines and to encourage such persons to acquire a greater proprietary interest in the Company, thereby strengthening their incentive to achieve the objectives of the stockholders of the Company, to serve as an aid and inducement in the hiring of new employees and to provide an equity incentive to consultants and other persons selected by the Committee. Under the 2019 Plan, Awards may be granted to our officers, directors, employees and consultants or the officers, directors, employees and consultants of our subsidiary. Because the grant of Awards under the 2019 Plan will be within the discretion of the Committee, it is not possible to determine the Awards that will be made to executive officers or directors under the 2019 Plan.

Shares Subject to the 2019 Plan. The total number of Awards to acquire shares of Common Stock, shares of restricted stock and RSUs, in each calendar year, may not exceed 16% of the number of shares of common stock issued and outstanding immediately prior to the grant of such Awards on a Fully Diluted Basis.  For purposes of the 2019 Plan, the term “Fully Diluted Basis” means all issued and outstanding share capital (where options shall be deemed outstanding share capital until exercised) and all rights to acquire share capital including, without limitation, all securities convertible or exercisable into shares of Common Stock being deemed so converted and exercised, the conversion of any convertible stockholder loans into share capital, with all outstanding warrants, options or any other right granted by the Company to receive shares of the Company’s share capital being deemed exercised in full.  The foregoing notwithstanding, the maximum number of shares that may be subject to ISOs granted under the 2019 Plan shall be 450,000, subject to adjustment as provided in the 2019 Plan. The total amount of Common Stock that may be granted under the 2019 Plan to any single person in any calendar year may not exceed in the aggregate 1,000,000 shares. To the extent that an Award lapses or is forfeited, the shares subject to such Award will again become available for grant under the terms of the 2019 Plan.

Administration. Although the Board has the authority to administer the 2019 Plan, it has the right to delegate, and has in fact delegated, this authority to the Committee, which administers all of the Company’s equity-based compensation plans. Each member of the Committee will be a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Subject to the terms of the 2019 Plan, the Committee’s authority includes the authority to: (1) select or approve Award recipients; (2) determine the terms and conditions of Awards, including the price to be paid by a participant for any Common Stock; and (3) interpret the 2019 Plan and prescribe rules and regulations for its administration.

Stock Options. The Committee may grant ISOs, nonqualified stock options or options under Section 102 or 3(i) of the ITO, or collectively, Options. The Committee determines the number of shares of Common Stock subject to each Option, provided that in no event the number of shares of Common Stock that may be reserved pursuant to the exercise of Options granted to any person under the 2019 Plan exceed 5% of the issued and outstanding shares of Common Stock of the Company and that the aggregate fair market value of the shares of Common Stock with respect to which ISOs are exercisable for the first time by a participant during any calendar year shall not exceed $100,000. The Committee determines the exercise price of an Option, its duration and the manner and time of exercise. However, in no event shall an Option be exercisable more than ten years following the grant date thereof. ISOs may be issued only to employees of the Company or of a corporate subsidiary of ours. Further, an ISO generally must be exercised within ten years of grant. The Committee, in its discretion, may provide the vesting terms of any Option, provided that if no schedule is specified at the time of grant, the Option shall vest as follows: (i) on the six month anniversary of the date of the grant, the Option shall vest and shall become exercisable with respect to 25% of the Common Stock to which it pertains; and (ii) on the 7th month and each successive month anniversary to and including the 24 month anniversary, the Option shall vest and become exercisable with respect to an additional 1/24 of the Common Stock to which it pertains. The vesting of one or more outstanding Options may be accelerated by the Committee at such times and in such amounts as it shall determine in its sole discretion. Options may be exercisable for three years following the termination of employment or other service relationship, unless the Committee specifies otherwise or in the event of a termination for “cause” or the expiration date of the Option.

The exercise price of an Option may be paid in cash or by certified or cashier’s check, in shares of Common Stock owned by the participant, or by means of a “cashless exercise” procedure in which a broker transmits to us the exercise price in cash, either as a margin loan or against the participant’s notice of exercise and confirmation by us that we will issue and deliver to the broker stock certificates for that number of shares of Common Stock having an aggregate fair market value equal to the exercise price.

Options granted under the 2019 Plan and the rights and privileges conferred by the 2019 Plan may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by applicable laws of descent and distribution.

Stock Grants. The Committee may issue shares of Common Stock to participants with restrictions, as determined by it in its discretion, as well as RSUs, which are contractual commitments to deliver shares of Common Stock pursuant to a vesting schedule. Restrictions may include conditions that require the participant to forfeit the shares (or the right to receive shares) in the event that the holder ceases to provide services to us. The recipient of a stock grant, including a stock grant subject to restrictions, unless otherwise provided for in a restricted stock agreement, has the rights of a stockholder of ours to vote and to receive payment of dividends on our Common Stock. Holders of restricted stock units and Options do not enjoy voting and dividend rights until the Award is settled in actual shares of Common Stock or the option is exercised, as the case may be.

Effect of Certain Corporate Transactions. If a recapitalization or similar transaction occurs that does not alter the existing proportionate ownership of the Common Stock, appropriate adjustments shall be made in the exercise price and number of outstanding Options and in the terms of restricted stock and RSUs. In the case of a merger, acquisitive transaction, reorganization, liquidation or other transaction, or Major Transaction, that does alter such proportionate ownership, vested Options generally may be exercised before such transaction and persons owning Common Stock as a result of Awards made under the 2019 Plan will participate on the same basis as other owners of Common Stock. Alternatively, the Board may determine in the case of a Major Transaction that Options, restricted stock and RSUs will continue in effect on a basis similar to that in effect prior to such Major Transaction, including with respect to vesting, except that such rights shall apply with respect to the surviving entity.  The Board may, in its discretion, accelerate vesting in whole or in part in connection with a Major Transaction.

Performance Goals. If the Committee desires to tie an Award to performance goals, the performance goals selected by the Committee will be based on the achievement of specified levels of a combination of factors, such as the following business criteria: return on equity, return on assets, share price, market share, sales, earnings per share, costs, net earnings, net worth, inventories, cash and cash equivalents, gross margin or the Company’s performance relative to its internal business plan. Performance objectives may be in respect of the performance of the Company as a whole (whether on a consolidated or unconsolidated basis), a related corporation, or a subdivision, operating unit, product or product line of either of the foregoing. Performance objectives may be absolute or relative and may be expressed in terms of a progression or a range. An Award that is exercisable (in full or in part) upon the achievement of one or more performance objectives may be exercised only following written notice to the participant and the Company by the Committee that the performance objective has been achieved. After the close of the applicable performance period, which may consist of more than one year, and generally before the close of the next year’s first quarter, the Committee will determine the extent to which the performance goals were satisfied and make a final determination with respect to an Award.

Further Amendments to the 2019 Plan. The Board or the Committee may, at any time, modify, amend or terminate the 2019 Plan or modify or amend Awards granted under the 2019 Plan, including, without limitation, such modifications or amendments as are necessary to maintain compliance with applicable laws. However, the Board or the Committee may not, without approval of the Company’s stockholders: (1) increase the total number of shares covered by the 2019 Plan, except by adjustments upon certain changes in capitalization; (2) change the aggregate number of shares of Common Stock that may be issued to any single person; (3) change the class of persons eligible to receive Awards under the 2019 Plan; or (4) make other changes in the 2019 Plan that require stockholder approval under applicable law (including any rules of any applicable stock exchange or stock quotation system of which the Company’s shares of Common Stock are is traded). Except as otherwise provided in the 2019 Plan or an award agreement, no amendment will adversely affect outstanding Awards without the consent of the participant. Any termination of the 2019 Plan will not terminate Awards then outstanding, without the consent of the participant.

Term of the 2019 Plan. Unless sooner terminated by the Board, the 2019 Plan will terminate on the day prior to the tenth (10th) anniversary of its adoption by the Board. No Award may be granted after such termination or during any suspension of the 2019 Plan.

U.S. Tax Treatment. The following description of the federal income tax consequences of Awards is general and does not purport to be complete.

Incentive Stock Options

Generally, a participant incurs no federal income tax liability on either the grant or the exercise of an ISO, although a participant will generally have taxable income for alternative minimum tax purposes at the time of exercise equal to the excess of the fair market value of the shares subject to the Option over the exercise price. Provided that the shares are held for at least one year after the date of exercise of the Option and at least two years after its date of grant, any gain realized on a subsequent sale of the shares will be taxed as long-term capital gain. If the shares are disposed of within a shorter period of time, the participant will recognize ordinary compensation income in an amount equal to the difference between the fair market value of the shares on the date of exercise (or the sale price of the shares sold, if less) over the exercise price. The Company receives no tax deduction on the grant or exercise of an ISO, but the Company is entitled to a tax deduction if the participant recognizes ordinary compensation income on account of a premature disposition of shares acquired on exercise of an ISO, in the same amount and at the same time as the participant recognizes income.

NonQualified Stock Options

A participant realizes no taxable income when a nonqualified stock option is granted. Instead, the difference between the fair market value of the shares acquired pursuant to the exercise of the Option and the exercise price paid is taxed as ordinary compensation income when the Option is exercised. The difference is measured and taxed as of the date of exercise, if the shares are not subject to a "substantial risk of forfeiture," or as of the date or dates on which the risk terminates in other cases. A participant may elect (as described under Stock Awards below) to be taxed on the difference between the exercise price and the fair market value of the shares on the date of exercise, even though some or all of the shares acquired are subject to a substantial risk of forfeiture. Once ordinary compensation income is recognized, gain on the subsequent sale of the shares is taxed as short-term or long-term capital gain, depending on the holding period after exercise. The Company receives no tax deduction on the grant of a nonqualified stock option, but it is entitled to a tax deduction when a participant recognizes ordinary compensation income on or after exercise of the Option, in the same amount as the income recognized by the participant.

Stock Awards

A person who receives an award of shares without any restrictions will recognize ordinary compensation income equal to the fair market value of the shares over the amount (if any) paid. If the shares are subject to restrictions, the recipient generally will not recognize ordinary compensation income at the time the award is received but will recognize ordinary compensation income when restrictions constituting a substantial risk of forfeiture lapse. The amount of that income will be equal to the excess of the aggregate fair market value, as of the date the restrictions lapse, over the amount (if any) paid for the shares. Alternatively, a person may elect to be taxed, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, or the Code, on the excess of the fair market value of the shares at the time of grant over the amount (if any) paid for the shares, notwithstanding any restrictions. All such taxable amounts are deductible by the Company at the time and in the amount of the ordinary compensation income recognized by the recipient.

Restricted Stock Units

A person who receives RSUs generally will not recognize ordinary compensation income at the time of grant. Rather, the recipient will generally recognize ordinary compensation income equal to the fair market value of the shares or cash received less the price paid, if any, at the time the RSUs settles generally shortly after vesting. When any shares received are subsequently sold, the recipient generally will recognize capital gain or loss equal to the difference between the amount realized upon the sale of the shares and his or her tax basis in the shares (generally, the fair market value of the shares when acquired plus any amount paid). The capital gain or loss will be long-term if the shares were held for more than one (1) year or short-term if held for a shorter period. The Company will be entitled to a tax deduction when the recipient recognizes ordinary compensation income.

Dividends

The full amount of dividends or other distributions of property made with respect to share Awards before the lapse of any applicable restrictions will constitute ordinary compensation income, and the Company is entitled to a deduction at the same time and in the same amount as the income is realized by the recipient (unless an election under Section 83(b) of the Code has been made). Cash dividends are generally not available with respect to Options and RSUs until exercised or settled, respectively.

Section 162(m) of the Code

After the enactment of the Tax Cuts and Jobs Act of 2017, Section 162(m) of the Code generally disallows a federal income tax deduction to public companies for compensation in excess of $1,000,000 paid in any year to the principal executive officer, the principal financial officer and the three other most highly compensated executive officers.  As a result, compensation with respect to new awards under the plan may be non-deductible if total compensation for an affected individual exceeds $1,000,000.

Israeli Tax Treatment. The following is a summary of the Israeli income tax consequences of certain transactions under the 2019 Plan with regard to the granting of Awards to Israeli participants. It is general and does not purport to be comprehensive.

Generally, the 2019 Plan provides for the granting of Awards to employees, directors and consultants under either Section 102 or Section 3(i) of the ITO. The Awards granted under the 2019 Plan to employees and office holders, who are not controlling shareholders (as defined in the ITO) are subject to the "capital gains tax route" under Section 102 of the ITO, or the Capital Gains Tax Route, and the Awards granted to participants in the 2019 Plan who do not qualify to receive Awards under the Capital Gains Tax Route, including consultants, service providers and controlling shareholders, are subject to Section 3(i) of the ITO.

The Capital Gains Tax Route generally provides for a reduced tax rate of 25% on gains realized upon the sale of the Award’s underlying shares, subject to the fulfillment of certain procedures and conditions including the deposit of such Awards (or shares issued upon their exercise or shares in case that a restricted stock was granted) for a requisite period of time with a trustee approved by the Israeli Tax Authority (currently, 24 months from the date of grant). Notwithstanding the above, in any event where the exercise price of the underlying shares subject to the Awards is less than the fair market value of the underlying shares at the time of grant of the Awards (calculated as the average value of a company's shares on the 30 trading days preceding the date of grant), such amount will be deemed ordinary income of the Award holder, taxed at the applicable marginal tax rate (up to 50% in 2019) together with health insurance and social security insurance payments, on the date of sale of the underlying shares and/or the date of the release of such underlying shares from trust. In the event the requirements of Section 102 of the ITO for the allocation of Awards according to the Capital Gains Tax Route are not met, the benefit attributed to the Award holder as a result of the grant of such Awards will be taxed as ordinary work income at applicable marginal income tax rates (together with health insurance and social security insurance payments). For as long as the restricted stock or the shares issued upon exercise of Awards are registered in the name of the trustee, the voting rights with respect to such shares will remain with the trustee. Under the Capital Gains Tax Route, a company, or its Israeli subsidiary, as the case may be, is generally not entitled to recognize a deduction for Israeli tax purposes on the gain recognized by the Award holder upon sale of the shares underlying the Awards (except for such amount that will be deemed ordinary income of the Award holder as explained above). The Israeli subsidiary of the Company will be required to withhold applicable tax (and social security and national health insurance charges, if applicable) at source on behalf of the Award holder and may be required to pay social security and national health insurance charges.

Generally, with respect to a holder of an Award under Section 3(i) of the ITO that is not registered for trade, the taxable event shall take place on the date of exercise of the Award into shares, and the income will be classified as regular employment or work income subject to marginal tax rates (if the participant is an individual) or corporate tax rates (if the participant is a corporation).

Equity Compensation Plan Information

In addition to the 2019 Plan, we also maintain the 2016 Equity Compensation Plan, or the 2016 Plan, which was approved by our Board on March 29, 2016 and by our stockholders on May 31, 2016. Under the 2016 Plan, Awards may be granted to our officers, directors, employees and consultants or the officers, directors, employees and consultants of our subsidiary. Pursuant to the 2016 Plan, the total number of shares of Common Stock authorized for issuance thereunder may not exceed 2.75% pf the number of shares of Common Stock issued and outstanding on a fully diluted basis on the immediately preceding December 31. As of April 15, 2019, 3,683,998 shares of our common stock were still available for future grant under the 2016 Plan. The 2016 Plan terminates on March 29, 2026. We may issue Awards under the 2016 Plan up to the amount available under the 2016 Plan.

We previously maintained the Amended and Restated 2005 Stock Option Plan, or the 2005 Plan. The 2005 Plan expired on December 31, 2018.

The following table summarizes certain information regarding our equity compensation plans as of June 30, 2018:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (2005 and 2016 Plan) (1)
Equity compensation plan approved by security holders	815,600	$0.25	5,780,491

(1) The 2005 Plan expired on December 31, 2018. As a result, 1,283,770 shares of Common Stock are no longer available for future issuance under the 2005 Plan.

Required Vote

The affirmative vote of the holders of a majority of the of the stock having voting power present in person or represented by proxy shall be sufficient for the approval of the 2019 Plan and for the approval of the performance-based criteria that will permit us to maximize our opportunities to pay tax-deductible compensation.

The Board recommends a vote “FOR” the approval of the 2019 Plan.

PROPOSAL NO. 5 — ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and related rules of the SEC, we are including a separate proposal subject to stockholder vote to approve, on a non-binding, advisory basis, the compensation of those of our executive officers listed in the Summary Compensation Table appearing elsewhere in this proxy statement, or our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K. To learn more about our executive compensation, see “Executive Compensation – Compensation Discussion and Analysis” elsewhere in this proxy statement.

The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.  To the extent there is any significant vote against our named executive officer compensation as disclosed in this proxy statement, the compensation committee of our Board, or the Compensation Committee, will evaluate whether any actions are necessary to address the concerns of stockholders.

Based on the above, we request that you indicate your support for our executive compensation philosophy and practices, by voting in favor of the following resolution:

“RESOLVED, that the Company's stockholders approve, on a non-binding, advisory basis, the compensation of the Company's named executive officers as described in this proxy statement, including the “Compensation Discussion and Analysis” section, the compensation tables and the other narrative compensation disclosures.”

Required Vote

The affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall be sufficient to approve this Proposal No. 5. The opportunity to vote on this Proposal No. 5 is required pursuant to Section 14A of the Exchange Act. However, as an advisory vote, the vote on Proposal  No. 5 is not binding upon us and serves only as a recommendation to our Board.  Nonetheless, the Compensation Committee, which is responsible for designing and administering our executive compensation program, and the Board value the opinions expressed by stockholders, and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

The Board recommends a vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this proxy statement.

PROPOSAL NO. 6 — ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Exchange Act and related rules of the SEC, we are including a separate proposal subject to stockholder vote to recommend, on a non-binding, advisory basis, whether a non-binding, advisory stockholder vote to approve the compensation of our named executive officers (that is, a vote similar to the non-binding, advisory vote in Proposal No. 5 above) should occur every one, two or three years.

By voting with respect to this Proposal No. 6, stockholders may indicate whether they would prefer that we conduct future advisory votes on our named executive officer compensation once every one, two, or three years. Stockholders also may, if they so wish, abstain from casting a vote on this proposal.

The Board has considered the frequency of the advisory vote on the compensation of our named executive officers that it should recommend. After considering the benefits and consequences of each alternative for the frequency of submitting the advisory vote on the compensation of our named executive officers to stockholders, the Board recommends submitting the advisory vote on the compensation of our named executive officers to our stockholders every two years.  The Board has utilized this frequency since 2013, the first time it was required to include such an advisory vote.

In determining to recommend that stockholders vote for a frequency of once every two years, the Board considered its past practice of successfully utilizing this frequency, as well as how an advisory vote at this frequency provides our stockholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies and practices in the context of our long-term business results for the corresponding period, while avoiding over-emphasis on short term variations in compensation and business results. An advisory vote occurring once every two years also permits our stockholders to observe and evaluate the impact of any changes to our executive compensation policies and practices which have occurred since the last advisory vote on executive compensation, including changes made in response to the outcome of a prior advisory vote on executive compensation. We will continue to engage with our stockholders regarding our executive compensation program during the period between advisory votes on executive compensation.

For the above reasons, the Board recommends that you vote to hold a non-binding, advisory vote on the compensation of our named executive officers every two years. Your vote, however, is not to approve or disapprove the Board’s recommendation.

When voting on this proposal, you have four choices: you may elect that we hold an advisory vote on the compensation of our named executive officers every year, every two years or every three years, or you may abstain from voting.  If you properly complete your proxy and fail to indicate your preference or abstention, your shares will be voted to select every two years as the frequency with which our stockholders will be asked to hold a non-binding, advisory vote on the compensation of our named executive officers.

The choice of frequency that receives the highest number of “FOR” votes will be considered as the frequency with which our stockholders will be asked to hold a non-binding, advisory vote on the compensation of our named executive officers.  The Board will consider the outcome of the vote when making future decisions on executive compensation.  However, as an advisory vote, the vote on this Proposal No. 6 is not binding upon us, and the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the alternative approved by our stockholders. Although our Board has utilized the two year frequency in the past, our Board has not yet determined the frequency with which we will hold future stockholder advisory votes on named executive officer compensation required by Section 14A of the Exchange Act or when the next such stockholder advisory vote on named executive officer compensation will occur following the Meeting.

The Board recommends a vote to hold an advisory vote on the compensation of our named executive officers every two years.

CORPORATE GOVERNANCE

Committees and Meetings of Our Board

The Board held 11 meetings during Fiscal Year 2018. Throughout this period, each member of our Board who was a director in Fiscal Year 2018 attended or participated in at least 75% of the aggregate of the total number of meetings of our Board held and the total number of meetings held by all committees of our Board on which each the director served during the periods such director served. Our Board has two standing committees: the Compensation Committee and the Audit Committee.

Audit Committee. The members of our Audit Committee are Messrs. Shorrer, Rosman and Ben-Yoram.  Mr. Shorrer is the Chairman of the Audit Committee. Our Board has determined that Mr. Ben-Yoram is an “Audit Committee financial expert” and that all members of the Audit Committee are “independent” as defined by the rules of the SEC and the Nasdaq rules and regulations. The Audit Committee operates under a written charter that is posted on our website at www.pluristem.com. The primary responsibilities of our Audit Committee include:

•	appointing, compensating and retaining our registered independent public accounting firm;

•	overseeing the work performed by any outside accounting firm;

•
assisting the Board in fulfilling its responsibilities by reviewing: (i) the financial reports provided by us to the SEC, our stockholders or to the general public, and (ii) our internal financial and accounting controls; and

•	recommending, establishing and monitoring procedures designed to improve the quality and reliability of the disclosure of our financial condition and results of operations.

Our Audit Committee held ten meetings during Fiscal Year 2018.

Compensation Committee. The members of our Compensation Committee are Messrs. Shorrer, Rosman and Ben-Yoram. The Board has determined that all of the members of the Compensation Committee are “independent” as defined by the rules of the SEC and Nasdaq rules and regulations. The Compensation Committee operates under a written charter that is posted on our website at www.pluristem.com. The primary responsibilities of our Compensation Committee include:

•	reviewing and recommending to our Board the annual base compensation, the annual incentive bonus, equity compensation, employment agreements and any other benefits of our executive officers;

•	administering our equity based plans and making recommendations to our Board with respect to our incentive–compensation plans and equity–based plans; and

•	annually reviewing and making recommendations to our Board with respect to the compensation policy for such other officers as directed by our Board.

Our Compensation Committee held six meetings during Fiscal Year 2018.  The Compensation Committee did not receive advice from or retain any consultants during Fiscal Year 2018.

Nominating/Corporate Governance; Director Candidates.

We do not have a Nominating Committee or Corporate Governance Committee or any committees of a similar nature nor any charter governing the nomination process.  Our Board does not believe that such committees are needed for a company our size.  However, our independent directors will consider stockholder suggestions for additions to our Board.

All nominees to the Board are selected and recommended by a majority of independent directors of the Company. In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, our independent directors will apply criteria including the candidate’s integrity, business acumen, knowledge of our business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders.  No particular criteria will be a prerequisite or will be assigned a specific weight, nor do we have a diversity policy.  We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

We have never received communications from stockholders recommending individuals to any of our independent directors. Therefore we do not yet have a policy with regard to the consideration of any director candidates recommended by stockholders.  In Fiscal Year 2018, we did not pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential nominees for our Board.  We have not received any recommendations from stockholders for Board nominees. All of the nominees for election at the Meeting are current members of our Board.

Board Leadership Structure.  Our leadership structure includes the combined positions of Chairman of the Board and our Co-CEOs. We believe this structure is appropriate for a company of our size and complexity because Mr. Aberman (a) has led the development of our products and is one of the pioneers of the allogeneic cell therapy industry, (b) is the individual most familiar with our business and industry, (c) possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing us, and is thus, in the opinion of the Board, best positioned to develop agendas to ensure the Board’s time and attention are focused on matters which are critical to us, and (d) conveys a clear, cohesive message to our stockholders, employees and industry partners.

Mr. Aberman serves both as our Chairman of the Board and Co-CEO. In his position as Chairman of the Board, Mr. Aberman is responsible for setting the agenda and priorities of the Board. As Co-CEO, Mr. Aberman, along with Mr. Yanay, leads our day-to-day business operations and is directly accountable to the full Board. As Co-CEOs, Mr. Aberman and Mr. Yanay share day-to-day responsibility for our management operations and for general oversight of our business and the various management teams that are responsible for our day-to-day operations. We believe that this structure provides an efficient and effective leadership model for the Company to enable us to deliver better results and explore opportunities for the company and its investors.

Because the Chairman of the Board is also a Co-CEO, the Board has designated an independent director to serve as the lead independent director to enhance the Board’s ability to fulfill its responsibilities independently. The Board has appointed Doron Shorrer as lead independent director. The lead independent director serves as the liaison between the Chairman and the independent directors.

We believe that the combined role of Chairman and Co-CEO, together with an empowered lead independent director, is the optimal Board structure to provide independent oversight and management accountability while ensuring that our strategic plans are pursued to optimize long-term stockholder value.

Risk Oversight.  The Board, including the Audit Committee and Compensation Committee, periodically reviews and assesses the significant risks to the Company. Our management is responsible for our risk management process and the day-to-day supervision and mitigation of risks. These risks include strategic, operational, competitive, financial, legal and regulatory risks. Our Board leadership structure, together with the frequent interaction between our directors and management, assists in this effort. Communication between our Board and management regarding long-term strategic planning and short-term operational practices include matters of material risk inherent in our business.

The Board plays an active role, as a whole and at the committee level, in overseeing management of the Company’s risks. Each of our Board committees is focused on specific risks within their areas of responsibility, but the Board believes that the overall enterprise risk management process is more properly overseen by all of the members of the Board. The Audit Committee is responsible for overseeing the management of financial and accounting risks. The Compensation Committee is responsible for overseeing the management of risks relating to executive compensation plans and arrangements.

While each committee is responsible for the evaluation and management of such risks, the entire Board is regularly informed of such risks through committee reports. The Board incorporates the insight provided by these reports into its overall risk management analysis.

The Board administers its risk oversight responsibilities through the Co-CEOs and the CFO, who, together with management representatives of the relevant functional areas, review and assess our operations as well as operating management’s identification, assessment and mitigation of the material risks affecting our operations.

Our Board has adopted a Code of Business Conduct and Ethics that applies to, among other persons, members of our Board, our officers including our Co-CEOs (being our principal executive officers) and our CFO (being our principal financial and accounting officer) and our employees. Our Code of Business Conduct and Ethics is posted on our website at www.pluristem.com.

COMMUNICATING WITH OUR BOARD

Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate.  Mr. Shorrer, one of our independent directors, our lead director, and the Chairman of our Audit Committee, with the assistance of our outside counsel, is primarily responsible for monitoring communications from our stockholders and for providing copies or summaries to the other directors as he considers appropriate. Communications are forwarded to all directors if they relate to substantive matters and include suggestions or comments that Mr. Shorrer considers to be important for the directors to know.  In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to our Board should address such communications to: Pluristem Therapeutics, Inc., c/o Doron Shorrer, Matam Advanced Technology Park Building No. 5, Haifa, Israel, 3508409.

ATTENDANCE AT SPECIAL AND ANNUAL STOCKHOLDER MEETINGS

We encourage our directors to attend our special and annual stockholders meetings. Mr. Aberman, our Co-CEO and Chairman of the Board and Mr. Yanay, our Co-CEO, president and director, attended our last annual stockholder meeting.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

 The Compensation Committee of our Board is comprised solely of independent directors as defined by Nasdaq and non-employee directors as defined by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The Compensation Committee has the authority and responsibility to review and make recommendations to the Board regarding the compensation of our Co-CEOs and other executive officers.  Our named executive officers for Fiscal Year 2018 are those three individuals listed in the “Summary Compensation Table” below. Other information concerning the structure, roles and responsibilities of our Compensation Committee is set forth in “Committees and Meetings of our Board—Compensation Committee” above.

At our 2017 stockholders meeting, we provided our stockholders with the opportunity to cast an advisory vote on our executive compensation. Over 76% of the votes cast on this “2017 say-on-pay vote” were voted in favor of the proposal. We have considered the 2017 say-on-pay vote and we believe that the support from our stockholders for the 2017 say-on-pay vote proposal indicates that our stockholders are supportive of our approach to executive compensation. At our 2013 stockholders meeting, our stockholders voted in favor of the proposal to hold say-on-pay votes every two years, and we are holding this vote again at the Meeting as described in Proposal  No. 5 above. We will continue to consider the outcome of our say-on-pay votes when making compensation decisions regarding our named executive officers.

A discussion of the policies and decisions that shape our executive compensation program, including the specific objectives and elements, is set forth below.

Executive Compensation Objectives and Philosophy

The objective of our executive compensation program is to attract, retain and motivate talented executives who are critical for our continued growth and success and to align the interests of these executives with those of our stockholders. To this end, our compensation programs for executive officers are designed to achieve the following objectives:

•	attract, hire, and retain talented and experienced executives;

•	motivate, reward and retain executives whose knowledge, skills and performance are critical to our success;

•	ensure fairness among the executive management team by recognizing the contributions each executive makes to our success and the tenure of each team member as a factor in achieving such success;

•	focus executive behavior on achievement of our corporate objectives and strategy;

•	build a mechanism of “pay for performance”; and

•	align the interests of management and stockholders by providing management with longer-term incentives through equity ownership.

The Compensation Committee reviews the allocation of compensation components regularly to ensure alignment with strategic and operating goals, competitive market practices and legislative changes. The Compensation Committee does not apply a specific formula to determine the allocation between cash and non-cash forms of compensation. Certain compensation components, such as base salaries, benefits and perquisites, are intended primarily to attract, hire, and retain well-qualified executives. Other compensation elements, such as long-term incentive opportunities, are designed to motivate and reward performance.  Long-term incentives are intended to reward our long-term performance and executing our business strategy, and to strongly align named executive officers’ interests with those of stockholders.

With respect to equity compensation, the Compensation Committee makes awards to executives under our stock option plans and other plans as approved by the Board. Executive compensation is paid or granted based on such matters as the Compensation Committee deems appropriate, including our financial and operating performance, the alignment of the interests of the executive officers and our stockholders, the performance of our Common Stock and our ability to attract and retain qualified individuals.

Elements of Executive Officer Compensation

Our executive officer compensation program is comprised of: (i) base salary or monthly compensation; (ii) performance based bonus; (iii) long-term equity incentive compensation in the form of periodic stock option and restricted stock unit, or RSU, grants; and (iv) benefits and perquisites.

In establishing overall executive compensation levels and making specific compensation decisions for our executive officers in 2018, the Compensation Committee considered a number of criteria, including the executive's position, scope of responsibilities, prior base salary and annual incentive awards and expected contribution. In that regard, our Compensation Committee has decided to provide our Co-CEOs, Mr. Aberman and Mr. Yanay, base salaries, RSU awards and change-in-control provisions in their respective employment agreements, as opposed to certain terms contained in our former CFO’s employment agreement and compensation package, based on their respective positions, seniority and scope of responsibilities.

Generally, our Compensation Committee reviews and, as appropriate, approves compensation arrangements for our named executive officers, from time to time but not less than once a year.  The Compensation Committee also takes into consideration our Co-CEOs’ recommendations for executive compensation of our CFO. Our Co-CEOs generally present these recommendations at the time of our Compensation Committee's review of executive compensation arrangements.

Base Salary

The Compensation Committee performs a review of base salaries / monthly compensation for our named executive officers from time to time as appropriate. In determining salaries, the Compensation Committee members also take into consideration their understanding of the compensation practices of comparable companies (based on size and stage of development), especially in Israel, where our named executive officers reside; independent third party market data such as compensation surveys to industry, including information relating to peer companies; individual experience and performance adjusted to reflect individual roles; and contribution to our clinical, regulatory, commercial and operational performance. None of the factors above has a dominant weight in determining the compensation of our executive officers, and our Compensation Committee considers the factors as a whole when considering such compensation.  In addition, our Compensation Committee may, from time to time, use comparative data regarding compensation paid by peer companies in order to obtain a general understanding of current trends in compensation practices and ranges of amounts being awarded by other public companies, and not as part of an analysis or a formula.  We may also change the base salary / monthly compensation of an executive officer at other times due to market conditions. We believe that a competitive base salary / monthly compensation is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. We also believe that attractive base salaries can motivate and reward executives for their overall performance. Base salaries / monthly compensation are established in part based on the individual experience, skills and expected contributions of our executives and our executives' performance during the prior year. Compensation adjustments are made occasionally based on changes in an executive's level of responsibility, Company progress or on changed local and specific executive employment market conditions.

On December 14, 2017, our Board of Directors, increased the monthly base salary of Erez Egozi, our former Chief Financial Officer, from 34,000 NIS to 38,000 NIS, effective as of December 1, 2017.

On September 12, 2018, our Board approved an increase of the monthly consulting fees payable to our Co-CEO and Chairman, Mr. Aberman, from $31,250 (at a U.S. dollar to NIS conversion rate of not less than 4.35 NIS) to 149,500 NIS, effective as of September 1, 2018. In addition, Mr. Aberman’s annual director compensation was increased to $20,000 from $17,610. The reason for the increases in Mr. Aberman’s consulting fees and directors fees were due to the fact that Mr. Aberman had not received an increase since May, 2011, and the Board determined such an increase was appropriate in light of his years of service to the Company.

Performance Based Bonus

Given the nature of our business, the determination of incentives for our executives is generally tied to success in promoting our Company's development.  We are continually seeking non-dilutive sources of funding.  In addition, a key component of our strategy is to develop and manufacture cell therapy products for the treatment of multiple disorders through collaboration with other companies and entering into licensing agreements with such companies, such as our agreement with CHA Biotech Co. Ltd.  Therefore, in order to reward our Co-CEOs, each of them is entitled to a bonus calculated as a percentage of amounts received by us from non-dilutive funding received, among other things, from corporate partnering and strategic deals. This is designed to support our business strategy to enter into multiple license agreements with pharmaceutical companies. On June 30 2018, the performance based bonus percentages were as follows: Mr. Aberman – 1.5% of amounts received by us from non-dilutive funding and strategic deals, and Mr. Yanay – 1% of such amounts.  On September 12, 2018, we increased the performance based bonus percentage for Mr. Yanay to 1.5% of amounts received by us from non-dilutive funding and strategic deals to match Mr. Aberman’s performance based bonus percentage, due to his increased responsibilities in light of his appointment as Co-CEO.

In addition, our executives may be entitled, from time to time, to a discretionary bonus that is in the Compensation Committee’s sole discretion.  We paid no bonuses to our named executive officers in Fiscal Year 2018.

Long-term Equity Incentive Compensation

Long-term incentive compensation allows the executive officers to share in any appreciation in the value of our Common Stock. The Compensation Committee believes that stock participation aligns executive officers’ interests with those of our shareholders. The amounts of the awards are designed to reward past performance and create incentives to meet long-term objectives. Awards are made at a level expected to be competitive within the biotechnology industry, as well as with Israeli based companies.  We do not have a formula relating to, and did not conduct any analysis of, the level of awards that is competitive within the biotechnology industry and Israeli based companies.  In determining the amount of each grant, the Compensation Committee also takes into account the number of shares held by the executive prior to the grant. Awards are made on a discretionary basis and not pursuant to specific criteria set out in advance.

RSU awards provide our executive officers with the right to purchase shares of our Common Stock at a par value of $0.00001, subject to continued employment with our Company. In recent years we granted our executive officers RSU awards.

We chose to grant RSU awards and not options because RSU awards, once vested, always have an immediate financial value to the holder thereof, unlike options where the exercise price might be below the current market price of the shares and therefore not have any intrinsic value to the holder thereof.  Our Co-CEOs are entitled to acceleration of the vesting of their awards in the following circumstances: (1) if we terminate their employment, they will be entitled to acceleration of 100% of any unvested award and (2) if they resign, they will be entitled to acceleration of 50% of any unvested award. In addition, as of June 30 2018, Mr. Aberman is entitled to an acceleration of 100% of any unvested options and RSUs in the event of a change in control as defined in his consulting agreement. All grants are approved by our Board of Directors.

In conjunction with the employment agreements we entered into with Mr. Yanay and Mr. Egozi on September 12, 2018, each of Mr. Yanay and Mr. Egozi are also entitled to an acceleration of 100% of any unvested award in the event of a change in control as defined in their employment agreements.

Benefits and Perquisites

Generally, benefits available to Mr. Yanay and Mr. Egozi are available to all employees on similar terms and include welfare benefits, paid time-off, life and disability insurance and other customary or mandatory social benefits in Israel.  We provide our named executive officers with a phone and a Company car, or reimbursement for car expense, which are customary benefits in Israel to managers and officers.  Our Co-CEOs are also entitled to receive, once a year, a fixed sum equal to the amount of the monthly compensation to such Co-CEO.

In addition, in the event of termination of Mr. Aberman’s consulting agreement, he will be entitled to receive an adjustment fee that equals the monthly consulting fees multiplied by 9. As of June 30, 2018, Mr. Yanay is entitled to a severance payment that equals a month’s compensation for each twelve-month period of employment or otherwise providing services to the Company, and an additional adjustment fee that equals the monthly base salary multiplied by 2.

In conjunction with the employment agreement we entered into with Mr. Yanay on September 12, 2018, in the event of termination of Mr. Yanay’s employment agreement, he will be entitled to receive an adjustment fee that equals the monthly salary amount multiplied by 6, plus the number of years the employment agreement remains in force from September 12, 2018, but in any event no more than 9 years in the aggregate.

We do not believe that the benefits and perquisites described above deviate materially from the customary practice for compensation of executive officers by other companies similar in size and stage of development in Israel. These benefits represent a relatively small portion of the executive officers' total compensation.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management and, based on such review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and our annual report on Form 10-K for Fiscal Year 2018, or our 2018 Annual Report.

Compensation Committee Members: Doron Shorrer Nachum Rosman Israel Ben-Yoram

Summary Compensation Table

The following table shows the particulars of compensation paid to our named executive officers for the fiscal years ended June 30, 2018, 2017 and 2016. We do not currently have any other executive officers.

Name and Principal Position	Fiscal Year		Salary(1)		Stock Awards(2)	All Other Compensation(3)	Total
Zami Aberman Co-CEO	2018		$524,450	(4)	$-	$68,384	$592,834
	2017		$492,950	(4)	$3,050,000	$16,462	$3,559,412
	2016		$519,050	(4)	$169,500	$21,074	$709,624

Yaky Yanay Co-CEO and President	2018		$416,740	(5)	$-	$26,619	$443,359
	2017		$253,037		$3,050,000	$22,093	$3,325,130
	2016		$245,312		$169,500	$21,721	$436,533
Erez Egozi	2018		$163,212		$142,197	$20,304	$325,713
Former CFO	2017	(6)	$145,649		$293,821	$19,289	$458,759

(1)           Salary payments paid in New Israeli Shekels, or NIS, were converted into U.S. dollars at the then current exchange rate for each payment. The salaries of Mr. Yanay and Mr. Egozi are comprised of base salaries and additional payments and provisions such as welfare benefits, paid time-off, life and disability insurance and other customary or mandatory social benefits to employees in Israel.

(2)           The fair value recognized for the stock-based awards was determined as of the grant date in accordance with ASC 718. Assumptions used in the calculations for these amounts are included in Note 2(l) to our consolidated financial statements for Fiscal Year 2018 included in our 2018 Annual Report.

(3)           Represents cost to us in connection with car or car expenses reimbursement and mobile phone expenses. We also pay our Co-CEOs the tax associated with these benefits, which are grossed-up and included in the “All Other Compensation” column for Mr. Aberman. Mr. Yanay’s gross up is part of the amount in the “Salary” column in the table above.

(4)           Includes $21,151, $20,684 and $18,910 paid to Mr. Aberman as compensation for services as a director in Fiscal Year 2018, 2017 and 2016, respectively, and $43,503 paid to Mr. Aberman as redemption in cash of 27.5 vacation days in fiscal 2016.

(5)           Includes $24,003 paid to Mr. Yanay as compensation for services as a director in Fiscal Year 2018.

(6)           Mr. Egozi was appointed as our Chief Financial Officer on March 29, 2017. The compensation reflects amounts received during the entire 2017 fiscal year. Effective as of March 17, 2019, Mr. Egozi ceased to serve as our Chief Financial Officer.

We have the following written agreements and other arrangements concerning compensation with our named executive officers:

(a)
Mr. Aberman is engaged with us as a consultant and received a monthly consulting fee of $31,250. In addition, Mr. Aberman is entitled once a year to receive an additional amount that equals the monthly consulting fee. The U.S. dollar rate will be not less than 4.35 NIS per U.S. $. All amounts above are paid plus value added tax.  Mr. Aberman is also entitled to a performance based bonus of one and a half percent (1.5%) from amounts received by us from non-diluting funding and strategic deals. Effective June 1, 2017, Mr. Aberman is entitled to car expenses reimbursement, instead of Company’s car. On September 12, 2018, our Board approved an increase of the monthly consulting fees payable to our Co-CEO and Chairman, Mr. Aberman, from $31,250 at a U.S. dollar rate not less than 4.35 NIS to 149,500 NIS, effective as of September 1, 2018. In addition, Mr. Aberman’s annual compensation director fees were increased to $20,000 from $17,610. The reason for the increases in Mr. Aberman’s consulting fees and directors fees were due to the fact that Mr. Aberman had not received an increase since May 2011, and the Board determined such an increase was appropriate in light of his years of service to the Company.

(b)
During Fiscal Year 2018, Mr. Yanay's monthly salary was 80,000 NIS, while in fiscal 2017 and 2016 it was 53,125 NIS. In addition, Mr. Yanay is entitled once a year to receive an additional amount that equals his monthly salary.  Mr. Yanay is provided with a cellular phone and a Company car pursuant to the terms of his agreement.  Furthermore, Mr. Yanay was entitled to a performance based bonus of one percent (1.0%) from amounts received by us from non-diluting funding and strategic deals which, effective as of September 12, 2018, was increased to one and a half percent (1.5%) due to his increased responsibilities in light of his appointment as Co-CEO

(c)
Starting December 1, 2017, Mr. Egozi’s monthly salary was 38,000 NIS, while previously his monthly salary was 34,000 NIS.  Mr. Egozi is provided with a cellular phone and a Company car pursuant to the terms of his agreement. Effective as of March 17, 2019, Mr. Egozi ceased to serve as our Chief Financial Officer.

Potential Payments upon Termination or Change-in-Control

We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change-in-control) or a change of responsibilities following a change-in-control, except for the following: (i) in the event of termination of Mr. Aberman’s Consulting Agreement, he will be entitled to receive an adjustment fee that equals the monthly consulting fees multiplied by 9; (ii) in the event of termination of Mr. Yanay employment, he is entitled to a severance payment, under Israeli law, that equals a month’s compensation for each twelve-month period of employment or otherwise providing services to the Company, and an additional adjustment fee that equals the monthly base salary multiplied by 6, plus the number of years the employment agreement is in force from September 12, 2018, but in any event no more than nine months in the aggregate.

In addition, Mr. Aberman and Mr. Yanay are entitled to acceleration of the vesting of their stock options and restricted stock in the following circumstances: (1) if we terminate their employment, they will be entitled to acceleration of 100% of any unvested awards and (2) if they resign, they will be entitled to acceleration of 50% of any unvested award. In addition, Mr. Aberman and, effective as of September 12, 2018, each of Mr. Yanay and Mr. Egozi are also entitled to acceleration of 100% of any unvested award in case of our change in control as defined in their respective consulting and employment agreements.

The following table displays the value of what Co-CEOs would have received from us had their employment been terminated, or a change in control of us happened on June 30, 2018.

Officer	Salary		Accelerated Vesting of Options and RSUs (1)		Total

Zami Aberman
Terminated due to officer resignation	$335,188		$945,500	(2)	$1,280,688
Terminated due to discharge of officer	$335,188		$1,891,000	(3)	$2,226,188
Change-in-control			$1,891,000	(4)	$1,891,000

Yaky Yanay
Terminated due to officer resignation	$229,430	(5)	$945,500	(2)	$1,174,930
Terminated due to discharge of officer	$229,430	(5)	$1,891,000	(3)	$2,120,430

(1)	Value shown represents the difference between the closing market price of our shares of Common Stock on June 30, 2018 of $1.22 per share and the applicable exercise price of each grant.

(2)	50% of all unvested options and RSUs issued under the applicable equity incentive plans vest upon a termination without cause under the terms of those plans.

(3)	All unvested options and RSUs issued under the applicable equity incentive plans vest upon a termination due to discharge.

(4)	All unvested options and RSUs issued under the applicable equity incentive plans vest upon a change of control under the terms of those plans.
(5)
Includes 2 months of adjustment fee payment. As of June 30, 2018, approximately $105,000 has been paid by us to a severance pay fund in the name of Mr. Yanay, during his employment. As of June 30 2018, we are obligated to pay Mr. Yanay the difference between $229,430 to the accumulated amount in his severance pay fund.

Pension, Retirement or Similar Benefit Plans

We have no arrangements or plans under which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options, RSUs or restricted shares at the discretion of our Board in the future.

Grants of Plan-Based Awards

The following table shows grants of plan-based equity awards made to our named executive officers during Fiscal Year 2018:

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units		Grant Date Fair Value of Stock and Option Awards ($)
Erez Egozi, Former CFO (2)	December 14, 2017	110,000	(1)	$142,197

(1)
Grant of RSUs was made pursuant to our 2005 Stock Option Plan, or the 2005 Plan. The grant vests as follows:
(a) 30,000 RSUs vest over a two-year period from the date of grant, as follows: 25% after 6 months from the date of grant and the remaining shares vest in 6 equal installments every 3 months thereafter,
(b) 50,000 RSUs vest as follows: 50% vest on June 14, 2020 and 50% vest on June 14, 2021, and
(c) 30,000 RSUs vest upon achievement of certain operational and financial goals.

(2)	Effective as of March 17, 2019, Mr. Egozi ceased to serve as our Chief Financial Officer.

Outstanding Equity Awards at the End of Fiscal Year 2018

The following table presents the outstanding equity awards held as of June 30, 2018 by our named executive officers:

	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable	Option exercise price	Option expiration date	Number of shares that have not vested		Market value of shares that have not vested
Zami Aberman	110,000	-	$0.62	10/30/2018	-		-
	-	-	-	-	50,000	(1)	$61,000
	-	-	-	-	1,500,000	(2)	$1,830,000
Yaky Yanay	55,000	-	$0.62	10/30/2018	-		-
	-	-	-	-	50,000	(2)	$61,000
	-	-	-	-	1,500,000	(3)	$1,830,000
Erez Egozi, Former CFO (6)	-	-	-	-	8,750	(3)	$10,675
	-	-	-	-	112,500	(4)	$137,250
	-	-	-	-	102,500	(5)	$125,050

(1)	50,000 RSUs vest in 2 installments of 25,000 shares on September 29, 2018, and December 29, 2018.

(2)	1,500,000 RSUs vest in 12 equal installments of 125,000 on September 22, 2018 and every 3 months thereafter.

(3)	8,750 RSUs vest in 2 installments of 4,375 shares on September 29, 2018 and December 29, 2018.

(4)	112,500 RSUs vest in 12 equal installments of 9,375 shares on September 22, 2018 and every 3 months thereafter.

(5)	102,500 RSUs vest as follows:
(a) 22,500 RSUs vest in 6 equal installments of 3,750 on September 14, 2018 and every 3 months thereafter,
(b) 50,000 RSUs vest as follows: 50% vest on June 14, 2020 and 50% vest on June 14, 2021, and
(c) 30,000 RSUs vest upon achievement of certain operational and financial goals.

(6)
Mr. Egozi ceased serving as our CFO effective as of March 17, 2019. As a result of Mr. Egozi ceasing to serve as our CFO, 192,500 unvested RSUs held by Mr. Egozi vested in full, with the remaining 100,000 unvested RSUs held by Mr. Egozi being forfeited.

Option Exercises and Stock Vested

The following table presents the option exercises and stock vested awards during Fiscal Year 2018 by our named executive officers. No options were exercised by our named executive officers in Fiscal Year 2018.
	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
Zami Aberman	656,250	$909,875
Yaky Yanay	656,250	$909,875
Erez Egozi, former CFO	88,850	$123,339

Long-Term Incentive Plans

We have no long-term incentive plans, other than the 2005 Plan and the 2016 Plan. The 2005 Plan terminated on December 31, 2018 and we may no longer use this plan to grant awards.

Compensation of Directors

 The following table provides information regarding compensation earned by, awarded or paid to each person for serving as a director who is not an executive officer during Fiscal Year 2018:

	Fees Earned or Paid in Cash	Stock-based Awards (1)	Total
Mark Germain	$19,875	$182,090	$201,875
Nachum Rosman	27,044	184,870	211,914
Doron Shorrer	26,565	184,870	211,435
Hava Meretzki	23,892	125,100	148,992
Isaac Braun	25,035	125,100	150,135
Israel Ben-Yoram	27,175	184,870	212,045
Moria Kwiat	25,564	125,500	150,664

(1)
The fair value recognized for the stock-based awards was determined as of the grant date in accordance with Accounting Standard Codification 718. Assumptions used in the calculations for these amounts are included in Note 2(l) to our consolidated financial statements for Fiscal Year 2018 included in our 2018 Annual Report.

We reimburse our directors for expenses incurred in connection with attending board meetings and in Fiscal Year 2018 provided the following compensation for directors: annual compensation of $12,500; meeting participation fees of $935 per in-person meeting; and for meeting participation by telephone, $435 per meeting. The Board has determined that the dollar rate would be not less then 4.25 NIS per U.S. dollar. The directors are also entitled to two and a half percent (2.5%) in cash based on amounts received by us from non-diluting funding and strategic deals, as determined by the Board and/or the Compensation Committee. Effective as of September 12, 2018, we increased the annual director compensation from $12,500 to $15,000.

During Fiscal Year 2018 we paid a total of $175,059 in cash to directors as compensation. This amount does not include compensation to Mr. Aberman and Mr. Yanay in their respective capacities as directors, which are reflected in the Summary Compensation Table for Fiscal Year 2018 above. As of June 30, 2018, we granted our directors (not including the Chairman and Co-CEO and our Co-CEO and President) 4,395,748 options, restricted shares and RSUs (not including 606,397 options that had expired as of June 30, 2018) of which 3,020,443 were exercisable or vested, as the case may be, as follows:

Name	Total of Options, restricted shares and RSUs Granted		Total of Options, restricted shares and RSUs exercisable and vested
Mark Germain	722,208	(1)	410,446
Nachum Rosman	750,208	(2)	414,967
Doron Shorrer	790,208	(3)	657,209
Hava Meretzki	532,708	(4)	442,708
Isaac Braun	532,708	(5)	442,708
Israel Ben-Yoram	777,708	(6)	464,905
Moria Kwiat	290,000		187,500
Total	4,395,748		3,020,443

(1)	Excludes 280,000 options that have expired as of June 30, 2018.
(2)	Excludes 36,250 options that have expired as of June 30, 2018.

(3)	Excludes 89,256 options that have expired as of June 30, 2018.

(4)	Excludes 67,692 options that have expired as of June 30, 2018.

(5)	Excludes 66,423 options that have expired as of June 30, 2018.

(6)	Excludes 66,776 options that have expired as of June 30, 2018.

For all directors, the vesting of directors' stock options, RSUs and restricted stock accelerates in the following circumstances: (1) termination of a director’s position by the stockholders will result in the acceleration of 100% of any unvested award and (2) termination of a director’s position by resignation will result in the acceleration of 50% of any unvested award.

Other than as described above, we have no present formal plan for compensating our directors for their service in their capacity as directors. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our Board as per policy approved by our Compensation Committee. The Board may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. Other than indicated above, no director received and/or accrued any compensation for his or her services as a director, including committee participation and/or special assignments during Fiscal Year 2018.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of our Common Stock, to file reports regarding ownership of, and transactions in, our securities with the SEC and to provide us with copies of those filings. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during Fiscal Year 2018, all filing requirements applicable to our officers, directors and ten percent beneficial owners were complied with.

REPORT OF THE AUDIT COMMITTEE

In the course of our oversight of the Company’s financial reporting process, we have: (1) reviewed and discussed with management the audited financial statements for Fiscal Year 2018; (2) discussed with the Independent Auditors the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301; (3) received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the standards of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence; (4) discussed with the independent registered public accounting firm its independence; and (5) considered whether the provision of nonaudit services by the independent registered public accounting firm is compatible with maintaining its independence and concluded that it is compatible at this time.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in our 2018 Annual Report, for filing with the SEC.

By the Audit Committee of the Board of Directors of Pluristem Therapeutics Inc. Doron Shorrer, Chairman Nachum Rosman Israel Ben-Yoram

INFORMATION CONCERNING OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has retained the Independent Auditors, as our independent registered public accounting firm for Fiscal Year 2018. The Independent Auditors have performed the audit of our financial statements since inception. Neither the Independent Auditors nor any of its directors has any direct or indirect financial interest in or any connection with us in any capacity other than as auditors. We do not expect to have a representative of the Independent Auditors attend the Meeting. The following table summarizes the fees the Independent Auditors billed for the last two fiscal years:

	Twelve months ended on June 30, 2018	Twelve months ended on June 30, 2017

Audit Fees	$126,747	$147,000

Audit-Related Fees	None	None

Tax Fees	$40,829	$18,283

All Other Fees	$21,134	$29,706

Total Fees	$188,710	$194,989

Audit Fees. These fees were comprised of (i) professional services rendered in connection with the audit of our consolidated financial statements for our Annual Report on Form 10-K and internal control over financial reporting, (ii) the review of our quarterly consolidated financial statements for our quarterly reports on Form 10-Q, (iii) audit services provided in connection with other regulatory or statutory fillings and (iv) fees related to the offering we closed in October 2017 and with respect to the At-The-Market Agreement we entered into in July 2017 with FBR Capital Markets & Co., MLV & Co. LLC and Oppenheimer & Co. Inc.

Tax Fees. These fees relate to our tax compliance and tax advisory projects.

All Other Fees. These fees were comprised of fees related to assistance in preparation of Israel Innovation Authority and the European Union Horizon 2020 program applications as well as other grant applications.

Pre-Approval Policies and Procedures

SEC rules require that before the Independent Auditors are engaged by us to render any auditing or permitted non-audit related service, the engagement be:

1.	pre-approved by our Audit Committee; or

2.
entered into pursuant to pre-approval policies and procedures established by the Audit Committee, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service, and such policies and procedures do not include delegation of the Audit Committee’s responsibilities to management.

The Audit Committee pre-approves all services provided by our independent registered public accounting firm. All of the above services and fees were reviewed and approved by the Audit Committee before the services were rendered.

The Audit Committee has considered the nature and amount of fees billed by the Independent Auditors, and believes that the provision of services for activities unrelated to the audit is compatible with maintaining the Independent Auditors’ independence.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee reviews and monitors all related person transactions which may be entered into by the Company as required by rules of Nasdaq.

Except for the compensation arrangements described above, no director, executive officer, principal stockholder holding at least 5% of our Common Stock, or any family member thereof, had or will have any material interest, direct or indirect, in any transaction, or proposed transaction, during Fiscal Year 2018 in which the amount involved in the transaction exceeded or exceeds the lesser of, $120,000 or one percent of our total assets at the end of Fiscal Year 2018.

STOCKHOLDER PROPOSALS

Stockholders who wish to submit proposals for inclusion in our proxy statement and form of proxy relating to our next annual meeting of stockholders must advise our Secretary of such proposals in writing by January 1, 2020.

Stockholders who wish to present a proposal at our next annual meeting of stockholders without inclusion of such proposal in our proxy materials must advise our Secretary of such proposals in writing by March 12, 2020.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, to the best knowledge and belief of the Company, as of, April 15, 2019 (unless provided herein otherwise), with respect to holdings of our Common Stock by (1) each person known by us to be the beneficial owner of more than 5% of the total number of shares of our Common Stock outstanding as of such date; (2) each of our current directors; (3) each of our named executive officers; and (4) all of our current directors and our current executive officers as a group.

Name and Address of Beneficial Owner	Number of Shares(1)		Percentage

Directors and Named Executive Officers

Zami Aberman Co-CEO, Chairman of the Board and Director	3,447,556	(2)	2.3%

Yaky Yanay Co-CEO, President and Director	2,735,973	(3)	1.8%

Erez Egozi Former Chief Financial Officer and Treasurer	233,625		*

Israel Ben-Yoram Director	672,637	(4)	*

Isaac Braun Director	548,958	(5)	*

Mark Germain Director	432,070		*

Moria Kwiat Director	278,392	(6)	*

Hava Meretzki Director	448,958		*

Nachum Rosman Director	437,341		*

Doron Shorrer Director	708,155	(7)	*

Directors and Executive Officers as a group (10 persons)	9,745,698	(8)	6.7%

* = less than 1%

(1) Based on 149,755,456 shares of Common Stock issued and outstanding as of April 15, 2019. Except as otherwise indicated, we believe that the beneficial owners of the Common Stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants or right to purchase or through the conversion of a security currently exercisable or convertible, or exercisable or convertible within 60 days, are reflected in the table above and are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2) Includes warrants to acquire 71,429 shares of Common Stock.

(3) Includes warrants to acquire 71,429 shares of Common Stock.

(4) Includes warrants to acquire 71,429 shares of Common Stock.

(5) Includes warrants to acquire 50,000 shares of Common Stock.

(6) Includes warrants to acquire 28,571 shares of Common Stock.

(7) Includes warrants to acquire 14,286 shares of Common Stock.

(8) Includes warrants to acquire 307,144 shares of Common Stock.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports.  This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household.  We will promptly deliver a separate copy of either document to you if you call or write us at the address shown on the first page of this proxy statement.  If you want to receive separate copies of the annual report and any proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holders, or you may contact us at Pluristem Therapeutics, Inc., Matam Advanced Technology Park Building No. 5, Haifa, Israel, 3508409 or by phone at 011-972-74-710-8600.

OTHER MATTERS

As of the date of this proxy statement, our management knows of no matter not specifically described above as to any action which is expected to be taken at the Meeting. The persons named in the enclosed proxy, or their substitutes, will vote the proxies, insofar as the same are not limited to the contrary, in their best judgment, with regard to such other matters and the transaction of such other business as may properly be brought at the Meeting.

VOTING

IF YOU ARE THE HOLDER OF RECORD OF YOUR SHARES, YOU MAY VOTE YOUR SHARES OVER THE INTERNET AT WWW.VOTEPROXY.COM OR OVER THE TELEPHONE BY CALLING TOLL-FREE 1-800-PROXIES (1-800-776-9437) IN THE UNITED STATES OR 1-718-921-8500 FROM FOREIGN COUNTIES AND FOLLOWING THE INSTRUCTIONS ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS AND PROXY CARD.

IF YOU DO NOT WISH TO VOTE BY INTERNET OR TELEPHONE, YOU MAY REQUEST A PAPER PROXY CARD. IF YOU CHOOSE TO DO SO, PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE RETURN ENVELOPE THAT WE SEND YOU UPON YOUR REQUEST.

A PROMPT RETURN OF A PAPER PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER COMMUNICATIONS OR MAILINGS.

By Order of the Board of Directors

/s/ Yaky Yanay

Yaky Yanay
Co-Chief Executive Officer and President

Haifa, Israel
April 25, 2019

Appendix A

Pluristem Therapeutics, Inc.

Amendment to Articles of Incorporation

WHEREAS, the Board of Directors of Pluristem Therapeutics, Inc. (the “Corporation”) has determined that it is advisable and in the best interests of the Corporation to increase its authorized share capital in order to provide the Corporation flexibility in its ability to conduct capital offerings through the issuance of its authorized share capital;

WHEREAS, the Corporation’s authorized share capital consists of (i) Two Hundred Million (200,000,000) shares of Common Stock, par value $0.00001 each, and (ii) Ten Million (10,000,000) shares of preferred stock, par value $0.00001 each, which may be issued in one or more series at the discretion of the Board of Directors, of which           shares of the Corporation’s common stock are issued and outstanding and          shares of the Corporation’s common stock remain issuable, and of which no shares of the Corporation’s preferred stock are issued and outstanding and 10,000,000 shares of the Corporation’s preferred stock remain issuable;

NOW, THEREFORE, effective upon receipt of stockholder approval and subject to the filing of the Articles of Incorporation with the Secretary of the State of Nevada, Article 4 of our Articles of Incorporation will be amended to read as follows:

1.
The aggregate number of shares which the corporation shall have authority to issue is: (i) Three Hundred Million (300,000,000) shares of Common Stock, par value $0.00001 each (the “Common Stock”), and (ii) Ten Million (10,000,000) shares of preferred stock, par value $0.00001 each, which may be issued in one or more series at the discretion of the Board of Directors (the “Preferred Stock”). The Board of Directors is hereby vested with authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation the dividend rate, conversion or exchange rights, redemption price and liquidation preference, of any series of shares of Preferred Stock, and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding).  In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series. All shares of any one series shall be alike in every particular except as otherwise provided by these Articles of Incorporation or the Nevada Revised Statues.

2.	In all other respects the Articles of Incorporation shall remain unchanged and in full force and effect.

Appendix B

Pluristem Therapeutics, Inc. 2019 Equity Compensation Plan

This 2019 Equity Compensation Plan (the “Plan”) provides for the grant of Restricted Stock, Restricted Stock Units and Options to acquire shares of common stock in the capital of Pluristem Therapeutics Inc., (“Common Stock”) a corporation formed under the laws of the State of Nevada (the “Corporation”). Awards granted under this Plan will include:

(a)	stock options (“Options”), that qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), which will be referred to in this Plan as “Incentive Stock Options”;

(b)
Options, Restricted Stock and Restricted Stock Units, that qualify under Section 102 of the Israeli Tax Ordinance (New Version) 1961, as amended and the rules and regulations promulgated thereunder (the “Ordinance”), which will be referred to in this Plan as “102 Awards”;

(c)	Options, that do not qualify under Section 422 of the Code, which will be referred to in this Plan as “Non-Qualified Options”;

(d)
Awards in the form of shares of Common Stock, with or without restrictions (with restrictions, “Restricted Stock”) and in the form of a right to receive shares of Common Stock (or their then Fair Market Value) at a specified future time (Restricted Stock Units”), both of which will be referred to as “Non-Qualified Awards”; and

(d)
Options, Restricted Stock and Restricted Stock Units under Section 3(i) of the Ordinance to consultants and Controlling Shareholders that are excluded from the term “Israeli Employee” as defined in Section 3.1 herein, which will be referred to in this Plan as “3(i) Awards”.

Options, 102 Awards, Non-Qualified Awards and Section 3(i) Awards, granted under this Plan are collectively referred to as “Awards”.

1.            PURPOSE

1.1          The purpose of this Plan is to retain the services of valued key employees and consultants of the Corporation and such other persons as the Plan Administrator (as hereinafter defined) shall select in accordance with Section 4 below, and to encourage such persons to acquire a greater proprietary interest in the Corporation, thereby strengthening their incentive to achieve the objectives of the shareholders of the Corporation, and to serve as an aid and inducement in the hiring of new employees and to provide an equity incentive to consultants and other persons selected by the Plan Administrator.

1.2          This Plan shall at all times be subject to all legal requirements relating to the administration Awards, if any, under applicable corporate laws, applicable United States federal and state securities laws, the Code, applicable Israeli tax laws, Israeli securities laws, Israeli corporate laws, Israeli foreign exchange control laws the rules of any applicable stock exchange or stock quotation system, and the rules of any other foreign jurisdiction applicable to Awards granted to residents therein (collectively, the “Applicable Laws”).

2.            ADMINISTRATION

2.1          This Plan shall be administered initially by the board of directors of the Corporation (the “Board”), except that the Board may, in its discretion, establish a committee composed of two (2) or more members of the Board or two (2) or more other persons to administer the Plan, which committee (the “Committee”) may be an executive, compensation or other committee, including a separate committee especially created for this purpose. The Board or, if applicable, the Committee is referred to herein as the “Plan Administrator”.

2.2          If and so long as the shares of Common Stock are registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Corporation wishes to grant Awards, then the Board shall consider in selecting the Plan Administrator and the membership of any Committee, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding “Non-Employee Directors” as contemplated by Rule 16b-3 under the Exchange Act.

2.3          The Committee shall have the powers and authority vested in the Board hereunder (including the power and authority to interpret any provision of the Plan or of any Option). The members of any such Committee shall serve at the pleasure of the Board. A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members of the Committee and any action so taken shall be fully effective as if it had been taken at a meeting.

2.4          Subject to the provisions of this Plan and any Applicable Laws, and with a view to accomplishing the purpose of the Plan, the Plan Administrator shall have sole authority, in its absolute discretion, to:

(a)	construe and interpret the terms of the Plan and any Award granted pursuant to this Plan;

(b)	define the terms used in the Plan;

(c)	prescribe, amend and rescind the rules and regulations relating to this Plan;

(d)	correct any defect, supply any omission or reconcile any inconsistency in this Plan;

(e)	grant Awards under this Plan, except grants to directors, the CEO, the CFO and the CTO of the Corporation, which will be granted by the Board as a whole if required by Applicable Law;

(f)	determine the individuals to whom Awards shall be granted under this Plan and whether the Award is granted as an Incentive Stock Option, 102 Award, a Non-Qualified Awards, or Section 3(i) Award;

(g)	make an election under Section 102(b)(1) or (2) of the Ordinance;

(h)	determine the time or times at which Awards shall be granted under this Plan;

(i)
determine the number of shares of Common Stock subject to each Award, the exercise price of each Award, the duration of each Award and the times at which each Award shall become vested and exercisable;

(j)	determine all other terms and conditions of the Awards; and

(k)	make all other determinations and interpretations necessary and advisable for the administration of the Plan.

2.5          All decisions, determinations and interpretations made by the Plan Administrator shall be binding and conclusive on all participants in the Plan and on their legal representatives, heirs and beneficiaries.

3.            DEFINITIONS.

3.1          In this Plan:

(a)	“Affiliate” means any “employing company” within the meaning of Section 102(a) of the Ordinance.

(b)	“Controlling Shareholder” shall have the meaning ascribed to it in Section 32(9) of the Ordinance.”

(c)
“Fair Market Value”  except as may be otherwise explicitly provided in the Plan or in any Agreement, the Fair Market Value of a share of Common Stock at any particular date shall be determined according to the following rules:

(i)
If the Common Stock is not at the time listed or admitted to trading on any national securities exchange or the National Association of Securities Dealers, Inc. Automatic Quotation System (“NASDAQ”), then Fair Market Value shall be determined in good faith by the Board, which may take into consideration (1) the price paid for the Common Stock in the most recent trade of a substantial number of shares known to the Board to have occurred at arm’s length between willing and knowledgeable investors, (2) an appraisal by an independent party or (3) any other method of valuation undertaken in good faith by the Board, or some or all of the above as the Board shall in its discretion elect; or

(ii)
If Common Stock is at the time listed or admitted to trading on any national securities exchange or NASDAQ, then Fair Market Value shall mean the Closing Price for the Common Stock on such date.  The “Closing Price” on any date shall mean the last sale price for the Common Stock, regular way, or, in case no such sale takes place on that day, the average of the closing bid and asked prices, regular way, for the Common Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the national securities exchange or NASDAQ.

(iii)
Solely for the purpose of determining the tax liability pursuant to Section 102(b)(3) of the Ordinance, if at the Date of Grant the Corporation’s shares are listed on any established stock exchange or a national market system or if the Corporation’s shares will be registered for trading within ninety (90) days following the Date of Grant of the CGAs, the Fair Market Value of the Common Stock at the Date of Grant shall be determined in accordance with the average value of the Corporation’s Common Stock on the thirty (30) trading days preceding the Date of Grant or on the thirty (30) trading days following the date of registration for trading, as the case may be.

(c)
“Israeli Employee” means a person who is employed by the Corporation or its Affiliates in Israel, including an individual who is serving as a director or an office holder, but excluding a Controlling Shareholder.

(d)
“Related Corporation” means any corporation (other than the Corporation) that is a “parent corporation” of the Corporation or “subsidiary corporation” of the Corporation, as those terms are defined in Sections 424(e) and 424(f), respectively, of the Code (or any successor provisions) and the regulations thereunder (as amended from time to time).

4.            ELIGIBILITY.

4.1          Incentive Stock Options may be granted to any individual who, at the time such Option is granted, is an employee of the Corporation or any Related Corporation (as hereinafter defined) (an “Employee”).  Non-Qualified Stock Options may only be granted to any individual who, at the time the Non-Qualified Stock Option is granted, is an employee or other service provider of the Corporation or any subsidiary of the Corporation of which the Corporations owns, directly or indirectly through an unbroken chain of ownership, 50% or more of the total combined voting power of all classes of stock or other form of equity or ownership.

4.2          Non-Qualified Awards, may be granted to Employees, and to such other persons who are not Employees as the Plan Administrator shall select, subject to any Applicable Laws.

4.3          102 Awards may be granted to Israeli Employees in accordance with Section 5 herein.

4.4          Section 3(i) Awards may be granted to consultants and Controlling Shareholders that do not qualify as Israeli Employees.

4.5          Awards may be granted in substitution for outstanding Awards of another corporation in connection with the merger, consolidation, acquisition of property or stock or other reorganization between such other corporation and the Corporation or any subsidiary of the Corporation. Awards also may be granted in exchange for outstanding Awards.

4.6          Any person to whom an Award is granted under this Plan is referred to as a “Participant”.

5.            DESIGNATION OF AWARDS PURSUANT TO SECTION 102 (RELEVANT ONLY TO ISRAELI EMPLOYEES)

5.1          The Corporation may designate 102 Awards granted to Israeli Employees pursuant to Section 102 of the Ordinance as Unapproved 102 Awards (means an Option granted pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee) or Approved 102 Awards (means an Award granted pursuant to Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of the Participant).

5.2          The grant of Approved 102 Awards shall be made under this Plan adopted by the Board, and shall be conditioned upon the approval of this Plan by the Israeli Tax Authorities (the “ITA”).

5.3          Approved 102 Award may either be classified as Capital Gain Award (“CGA”) or Ordinary Income Award(“OIA”).

5.4          Approved 102 Award elected and designated by the Corporation to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) shall be referred to herein as CGA.

5.5          Approved 102 Award elected and designated by the Corporation to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) shall be referred to herein as OIA.

5.6          The Corporation’s election of the type of Approved 102 Awards as CGA or OIA granted to Employees (the “Election”), shall be appropriately filed with the ITA before the Date of Grant of an Approved 102 Award. Such Election shall become effective beginning the first Date of Grant of an Approved 102 Award under this Plan and shall remain in effect at least until the end of the year following the year during which the Corporation first granted Approved 102 Awards. The Election shall obligate the Corporation to grant only the type of Approved 102 Award it has elected, and shall apply to all Participants who were granted Approved 102 Awards during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, such Election shall not prevent the Corporation from granting Unapproved 102 Awards simultaneously.

5.7          All Approved 102 Awards must be held in trust by a Trustee (means any entity appointed by the Corporation to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a) of the Ordinance, as described in Section 6 below (the “Trustee”)).

5.8          For the avoidance of doubt, the designation of Unapproved 102 Awards and Approved 102 Awards shall be subject to the terms and conditions set forth in Section 102 of the Ordinance and the regulations promulgated thereunder.

5.9          With regards to Approved 102 Awards, the provisions of the Plan and/or the Award Agreement shall be subject to the provisions of Section 102 and the Tax Assessing Officer’s permit, and the said provisions and permit shall be deemed an integral part of the Plan and of the Award Agreement. Any provision of Section 102 and/or the said permit which is necessary in order to receive and/or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the Plan or the Award Agreement, shall be considered binding upon the Corporation and the s Participants.

6.            TRUSTEE (RELEVANT ONLY TO ISRAELI EMPLOYEES)

6.1          Approved 102 Awards which shall be granted under the Plan and/or any shares allocated or issued upon exercise of such Approved 102 Awards and/or other shares received subsequently following any realization of rights, including, without limitation, bonus shares, shall be allocated or issued to the Trustee and held for the benefit of the Participants for such period of time as required by Section 102 or any regulations, rules or orders or procedures promulgated thereunder (the “Holding Period”). In the case the requirements for Approved 102 Awards are not met, then the Approved 102 Awards may be treated as Unapproved 102 Awards, all in accordance with the provisions of Section 102 and regulations promulgated thereunder.

6.2          Notwithstanding anything to the contrary, the Trustee shall not release any shares allocated or issued upon exercise of Approved 102 Awards prior to the full payment of the Participant’s tax liabilities arising from Approved 102 Awards which were granted to him and/or any shares allocated or issued upon exercise or vesting of such Awards as the case my be.

6.3          Upon receipt of Approved 102 Awards, the Optionee will sign an undertaking to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with the Plan, or any Approved 102 Awards or Share granted to him thereunder.

6.4          With respect to any Approved 102 Awards, subject to the provisions of Section 102 and any rules or regulation or orders or procedures promulgated thereunder, a Participant shall not sell or release from trust any Award and any share received upon the exercise or vesting of an Approved 102 Award and/or any share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Holding Period required under Section 102 of the Ordinance. Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 of the Ordinance and under any rules or regulation or orders or procedures promulgated thereunder shall apply to and shall be borne by such Participant.

6.5          With respect to all Awards, (but excluding, for avoidance of any doubt, any unexercised Options and any unvested Restricted Stock Units) allocated or issued upon the exercise of Options purchased by the Participant, or issued to the Participant pursuant to the Vesting of Restricted Stock Units, and held by the Participant or by the Trustee, as the case may be, the Participant shall be entitled to receive dividends in accordance with the quantity of such shares, subject to the provisions of the Corporation’s incorporation documents (and all amendments thereto) and subject to any applicable taxation on distribution of dividends, and when applicable subject to the provisions of Section 102.

7.            STOCK

7.1          The Plan Administrator is authorized to grant Options to acquire shares of Common Stock, shares of Restricted Stock and Restricted Stock Units in a number not exceeding 16% of the number of shares of Common Stock issued and outstanding immediately prior to the grant of such Awards on a Fully Diluted Basis. For purposes of this Section 7.1, the term “Fully Diluted Basis” means all issued and outstanding share capital (where options shall be deemed outstanding share capital until exercised) and all rights to acquire share capital including, without limitation, all securities convertible or exercisable into shares of Common Stock being deemed so converted and exercised, the conversion of any convertible stockholder loans into share capital, with all outstanding warrants, options or any other right granted by the Corporation to receive shares of the Corporation’s share capital being deemed exercised in full. The foregoing notwithstanding, the maximum number of shares that may be subject to Incentive Stock Options granted under the Plan shall be 450,000, subject to adjustment as provided in Section 8.1(m). Shares of Common Stock with respect to which Awards may be granted hereunder are subject to adjustment as set forth in Section 8.1(o) hereof. In the event that any outstanding Award expires or is terminated for any reason, the shares of Common Stock allocable to the unexercised portion of such Award may again be subject to an Award granted to the same Participant or holder or to a different person eligible under Section 4 of this Plan.

7.2          The maximum number of shares of Common Stock for which an Award may be granted to any person in any calendar year shall be one million (1,000,000).

8.            TERMS AND CONDITIONS OF AWARDS

8.1          Each Award granted under this Plan shall be evidenced by a written agreement approved by the Plan Administrator (each, an “Agreement”). Agreements may contain such provisions, not inconsistent with this Plan or any Applicable Laws, as the Plan Administrator in its discretion may deem advisable. All Awards also shall comply with the following requirements:

(a)	Number of shares of Common Stock underlying the Award and Type of Award.

Each Agreement shall state the number of shares of Common Stock to which it pertains and whether the Award is intended to be an Incentive Stock Option, Non-Qualified Stock Option, Section 102 Awards (CG or OIA) or a Non-Qualified Award; provided that:

(i)	the number of shares of Common Stock that may be reserved pursuant to the grant, exercise or settlement of Awards granted to any person shall not exceed 5% of the issued and outstanding Common Stock;

(ii)
in the absence of action to the contrary by the Plan Administrator in connection with the grant of an Award, all Awards shall be Non-Qualified Options, Non-Qualified Awards, Unapproved 102 Awards or Section 3(i) Awards, as the case maybe;

(iii)
the aggregate Fair Market Value (determined at the Date of Grant, as defined below) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (granted under this Plan and all other Incentive Stock Option plans of the Corporation, a Related Corporation or a predecessor corporation) shall not exceed U.S.$100,000 or such other limit as may be prescribed by the Code as it may be amended from time to time (the “Annual Limit”); and

(iv)	any portion of an Award which exceeds the Annual Limit shall not be void but rather shall be a Non-Qualified Option.

(b)	Date of Grant

Each Agreement shall state the date the Plan Administrator has deemed to be the  date of grant of the Award (the “Date of Grant”).

(c)	Exercise Price

With respect to any Option, each Agreement shall state the exercise price per share of Common Stock to which an Award is exercisable (if applicable). The Plan Administrator shall act in good faith to establish the exercise price in accordance with Applicable Laws; provided that:

(i)	the per share exercise price for an Incentive Stock Option shall not be less than the Fair Market Value per Common Stock at the Date of Grant;

(ii)
with respect to Incentive Stock Options granted to greater than 10% (>10%) shareholders of the Corporation (as determined with reference to Section 424(d) of the Code), the exercise price per share shall not be less than 110% of the Fair Market Value per Common Stock at the Date of Grant; and

(iii)
Options granted in substitution for outstanding options of another corporation in connection with the merger, consolidation, acquisition of property or stock or other reorganization involving such other corporation and the Corporation or any subsidiary of the Corporation may be granted with an exercise price equal to the exercise price for the substituted option of the other corporation, subject to any adjustment consistent with the terms of the transaction pursuant to which the substitution is to occur.

(d)	Duration of Awards

At the Date of Grant of the Award, the Plan Administrator shall designate, subject to Section 8.1(g) below, the expiration date of the Awards, which date shall not be later than ten (10) years from the Date of Grant; provided, that the Plan Administrator decided otherwise in specific Award Agreements or, that the expiration date of any Incentive Stock Option granted to a greater-than 10%  (>10%) shareholder of the Corporation (as determined with reference to Section 424(d) of the Code) shall not be later than five (5) years from the Date of Grant. In the absence of action to the contrary by the Plan Administrator in connection with the grant of a particular Award, and except in the case of Incentive Stock Options as described above, all Awards granted under this Section 8 shall expire 10 years from the Date of Grant.

(e)	Vesting Schedule

No Option shall be exercisable until it has vested. The vesting schedule for each Award shall be specified by the Plan Administrator at Date of Grant of the Award; provided that if no vesting schedule is specified at the Date of Grant, the Award shall vest as follows:

(i)	on the six month anniversary of the Date of Grant, the Award shall vest and Options shall become exercisable with respect to 25% of the Common Stock to which it pertains; and

(ii)
on the seven month and each successive month anniversary to and including the twenty four month anniversary, the Award shall vest and Options shall become exercisable with respect to an additional 1/24 of shares of Common Stock to which it pertains.

The Plan Administrator may specify a vesting schedule for all or any portion of an Award based on the achievement of performance objectives established in advance of the commencement by the Participant of services related to the achievement of the performance objectives. Performance objectives shall be expressed in terms of objective criteria, including but not limited to, one or more of the following: return on equity, return on assets, share price, market share, sales, earnings per share, costs, net earnings, net worth, inventories, cash and cash equivalents, gross margin or the Corporation’s performance relative to its internal business plan. Performance objectives may be in respect of the performance of the Corporation as a whole (whether on a consolidated or unconsolidated basis), a Related Corporation, or a subdivision, operating unit, product or product line of either of the foregoing. Performance objectives may be absolute or relative and may be expressed in terms of a progression or a range. An Option  that is exercisable (in full or in part) upon the achievement of one or more performance objectives may be exercised only following written notice to the Participant and the Corporation by the Plan Administrator that the performance objective has been achieved.

(f)	Acceleration of Vesting

The vesting of one or more outstanding Award may be accelerated by the Plan Administrator at such times and in such amounts as it shall determine in its sole discretion.

(g)	Term of Award

(i)	Vested Options shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events:

A.	the expiration of the Option, as designated by the Plan Administrator in accordance with Section 8.1(d) above;

B.	the date a Participant receives a notice of his or her termination of employment or contractual relationship with the Corporation or any Related Corporation for Cause (as hereinafter defined); or

C.
the expiration of three (3) years, unless otherwise determined in specific Agreements by the Plan Administrator, from the date of an Participant’s termination of employment or contractual relationship with the Corporation or any Related Corporation for any reason whatsoever other than Cause, but including death or disability.

(ii)
Notwithstanding Section 8.1(g)(i) above, any vested Options which have been granted to a Participant in the Participant’s capacity as a director of the Corporation or any Related Corporation shall terminate upon the occurrence of the first of the following events:

A.	the event specified in Section 8.1(g)(i)A above;

B.
the expiration of three (3) years, unless otherwise determined in specific Agreements by the Plan Administrator, from the date such Participant ceases to serve as a director of the Corporation or Related Corporation, as the case may be.

(iii)
Upon the death of a Participant, any vested Option still in force and unexpired may be exercised by the person or persons to whom such Participant’s rights shall pass by the Participant’s will or by the laws of descent and distribution at the Participant’s domicile at the time of death, within a period of twelve (12) months after the date of the Participant’s death.

(iv)
For purposes of the Plan, unless otherwise defined in the Agreement, termination for “Cause” shall mean such termination is for ‘cause’ as such term is expressly defined in a then-effective written agreement between the Participant and the Corporation or any Related Corporation, or in the absence of such then-effective written agreement and in the case of an Employee or an Israeli Employee, termination for the following reasons (i) conviction of any felony involving moral turpitude or affecting the Corporation; (ii) any refusal to carry out a reasonable directive of the chief executive officer, the Board or the Participant’s direct supervisor, which involves the business of the Corporation or its Related Corporation and was capable of being lawfully performed; (iii) embezzlement of funds of the Corporation or its Related Corporation; (iv) any breach of the Participant’s fiduciary duties or duties of care of the Corporation; including without limitation disclosure of confidential information of the Corporation; and (v) any conduct (other than conduct in good faith) reasonably determined by the Board to be materially detrimental to the Corporation. Unless accelerated in accordance with Section 8.1(f) above, unvested Options shall terminate immediately upon termination of employment or contractual relationship of a Participant with the Corporation or a Related Corporation, or termination of a Participant’s services as a director of the Corporation or a Related Corporation, for any reason whatsoever, including death or disability.

(v)
For purposes of this Plan, transfer of employment between or among the Corporation and/or any Related Corporation shall not be deemed to constitute a termination of employment with the Corporation or any Related Corporation. Employment shall be deemed to continue while the Participant is on military leave, sick leave or other bona fide leave of absence (as determined by the Plan Administrator). The foregoing notwithstanding, employment shall not be deemed to continue beyond the first ninety (90) days of such leave, unless otherwise determined in specific Agreements by the Plan Administrator and unless the Participant’s re-employment rights are guaranteed by statute or by contract.

(h)	Exercise of Options

(i)
Options shall be exercisable, in full or in part, at any time after vesting, until termination of the Option. If less than all of the shares of Common Stock included in the vested portion of any Option are purchased, the remainder may be purchased at any subsequent time prior to the expiration of the exercise period. Only a whole share of Common Stock may be issued pursuant to the exercise of an Option, and to the extent that an Option covers less than one (1) share of Common Stock, it is unexercisable.

(ii)
Options or portions thereof may be exercised by giving written notice to the Corporation, in such form and method as may be determined by the Corporation and when applicable, by the Trustee in accordance with the requirements of Section 102 of the Ordinance, which notice shall specify the number of shares of Common Stock to be purchased, and be accompanied by payment in the amount of the aggregate exercise price for the Common Stock so purchased, which payment shall be in the form specified in Section 8.1(i) below. The Corporation shall not be obligated to issue, transfer or deliver a certificate representing shares of Common Stock to the holder of any Option, until provision has been made by the holder, to the satisfaction of the Corporation, for the payment of the aggregate exercise price for all shares of Common Stock for which the Option shall have been exercised and for satisfaction of any tax withholding obligations associated with such exercise. During the lifetime of a Participant, Options are exercisable only by the Participant.

(iii)	For Israeli Employees the above mentioned in Section 8(h)(ii) is subject to section 102 and the trust mechanism as defined in section 6 of this Plan.

With respect to Unapproved 102 Award, if the Participant ceases to be employed by the Corporation or any Affiliate, the Participant shall extend to the Corporation and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of shares of Common Stock, all in accordance with the provisions of Section 102 and the rules, regulation or orders promulgated thereunder.

(i)	Payment upon Exercise of Option

Upon the exercise of any Option, the aggregate exercise price shall be paid to the Corporation in cash or by certified or cashier’s check. In addition, if pre-approved in writing by the Plan Administrator who may arbitrarily withhold consent, the holder may pay for all or any portion of the aggregate exercise price by complying with one or more of the following alternatives:

(i)
by delivering to the Corporation shares of Common Stock previously held by such holder, or (with respect to Non-Qualified Options only) by the Corporation withholding shares of Common Stock otherwise deliverable pursuant to exercise of the Option, which shares of Common Stock received or withheld shall have a fair market value at the date of exercise (as determined by the Plan Administrator) equal to the aggregate exercise price to be paid by the Participant upon such exercise;

(ii)
by delivering a properly executed exercise notice together with irrevocable instructions to a broker promptly to sell or margin a sufficient portion of the shares of Common Stock and deliver directly to the Corporation the amount of sale or margin loan proceeds to pay the exercise price; or

(iii)	by complying with any other payment mechanism approved by the Plan Administrator at the time of exercise.

(j)
Restricted Stock.  An Award of Restricted Stock, whether as 102 Award, Non-Qualified Award or Section 3(i) Award, may be granted by the Corporation in a specified number of shares of Common Stock of Corporation to the Participant, which shares may or may no be subject to forfeiture or other restrictions upon the happening of specified events (the term in which such restrictions apply shall be referred to as the “Restriction Period”). Such an Award shall be subject to the following terms and conditions:

(i)	Restricted Stock shall be evidenced by Award Agreements. Such Agreements shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable.

(ii)
Upon determination of the number of shares of Restricted Stock to be granted to a holder, the Committee shall direct that a certificate or certificates representing the number of shares of Common Stock of Corporation be issued to the holder with the holder designated as the registered owner. If any restrictions apply to such shares of Restricted Stock, the certificate(s) representing such shares shall be legended as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and deposited by the holder, together with a stock power endorsed in blank, with the Corporation, to be held in escrow during the Restriction Period.

(iii)
Unless otherwise determined by the Committee at the time of an Award, during the Restriction Period the holder shall have the right to receive dividends from and to vote the shares of Restricted Stock.

(iv)
The Award Agreement shall specify the duration of the Restriction Period, if any, and the employment or other conditions (including termination of employment on account of death, disability, retirement or other cause) under which shares of Restricted Stock may be forfeited by the Corporation. At the end of the Restriction Period, if any, the restrictions imposed shall lapse with respect to the number of shares of Restricted Stock as determined by the Committee, and the legend shall be removed and such number of shares delivered to the holder (or, where appropriate, the holder’s legal representative). The Committee may, in its sole discretion, modify or accelerate the vesting and delivery of shares of Restricted Stock, if those are subject to vesting.

(k)
Restricted Stock Unit.  The Plan Administrator is authorized to make awards of Restricted Stock Units, whether as 102 Award, Non-Qualified Award or Section 3(i) Award, to any Employee or Consultant in such amounts and subject to such terms and conditions as the Plan Administrator shall deem appropriate. On the vesting date of a Restricted Stock Unit (and, in no event later than the fifteenth day of the third month following the close of the year in which vesting under the applicable Agreement occurs, or if later, the close of the year specified by the Plan Administrator in the applicable Agreement), the Corporation shall transfer to the Participant one unrestricted, fully transferable, fully paid and non-assessable share of Common Stock (or the cash equivalent of the Fair Market Value thereof) for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited.

(i)	All Awards of Restricted Stock Units made pursuant to this Plan will be evidenced by an Award Agreement and will comply with and be subject to the terms and conditions of this Plan.

(ii)
During the Restriction Period the holder shall not have the right to receive dividends from and to vote the shares underlying the Restricted Stock Units, except as may be determined by the Plan Administrator at the time of an Award to an Israeli Participant.  With respect to each Restricted Stock Unit, the Plan Administrator may grant a “Dividend Equivalent Unit” to any Participant upon such terms and conditions as it may establish.  Each Dividend Equivalent Unit will entitle the Participant, at the time of the settlement of the Award, to an additional payment equal to the dividends the Participant would have received if the Participant had been the actual record owner of the underlying Common Stock on each dividend record date prior to settlement.  The Dividend Equivalent Unit may be settled in cash, additional shares of Common Stock or a combination thereof.

(iii)
Restricted Stock Units shall be subject to such terms and conditions as the Plan Administrator may impose. These terms and conditions may include restrictions based upon completion of a specified period of service with the Corporation or an Affiliate as set out in advance in the Participant’s individual Award Agreement.

(l)	No Rights as a Shareholder

A holder shall have no rights as a shareholder of the Corporation with respect to any shares of Common Stock covered by an Option and to any Restricted Stock Unit until such holder becomes a record holder of such shares, irrespective of whether such holder has given notice of exercise. Subject to the provisions of Section 8.1(m) hereof, no rights shall accrue to a holder and no adjustments shall be made on account of dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights declared on, or created in, the Common Stock for which the record date is prior to the date the holder becomes a record holder of the shares of Common Stock, irrespective of whether such holder has given notice of exercise.  Awards and shares of Common Stock held by the Trustee, are subject to the provisions of Section 6 of the Plan.

(m)	Non-transferability Options.

Options and unvested Restricted Stock and Restricted Stock Units granted under this Plan and the rights and privileges conferred by this Plan may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will, by applicable laws of descent and distribution, and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any Options, unvested  Restricted Stock or Restricted Stock Units or of any right or privilege conferred by this Plan contrary to the provisions hereof, or upon the sale, levy or any attachment or similar process upon the rights and privileges conferred by this Plan, such Options, unvested Restricted Stock and Restricted Stock Units shall thereupon terminate and become null and void.

As long as Awards are held by the Trustee on behalf of the Participant, all rights of the Participant over the shares of Common Stock are personal, can not be transferred, assigned, pledged or mortgaged, other than by will or pursuant to the laws of descent and distribution.

(n)	Securities Regulation and Tax Withholding

(i)
The issuance and delivery of shares of Common Stock pursuant to grant, exercise or settlement of an Award shall comply with all Applicable Laws, and such issuance shall be further subject to the approval of counsel for the Corporation with respect to such compliance, including the availability of an exemption from prospectus and registration requirements for the issuance and sale of such shares of Common Stock. The inability of the Corporation to obtain from any regulatory body the authority deemed by the Corporation to be necessary for the lawful issuance and sale of any shares of Common Stock under this Plan, or the unavailability of an exemption from prospectus and registration requirements for the issuance and sale of any shares of Common Stock under this Plan, shall relieve the Corporation of any liability with respect to the non-issuance or sale of such shares of Common Stock.

(ii)
As a condition to the exercise of an Option or grant, or grant or settlement of other Awards, the Plan Administrator may require the holder to represent and warrant in writing at the time of such exercise, grant or settlement that the shares of Common Stock are being purchased only for investment and without any then-present intention to sell or distribute such shares of Common Stock. If necessary under Applicable Laws, the Plan Administrator may cause a stop-transfer order against such Common Stock to be placed on the stock books and records of the Corporation, and a legend indicating that the shares of Common Stock may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided stating that such transfer is not in violation of any Applicable Laws, may be stamped on the certificates representing such shares of Common Stock in order to assure an exemption from registration. The Plan Administrator also may require such other documentation as may from time to time be necessary to comply with applicable securities laws. THE CORPORATION HAS NO OBLIGATION TO UNDERTAKE REGISTRATION OF OPTIONS OR THE COMMON STOCK ISSUABLE UPON THE EXERCISE OF OPTIONS OR GRANT OR SETTLEMENT OF OTHER AWARDS.

(iii)
The holder shall pay to the Corporation by certified or cashier’s check, promptly upon exercise of an Option or, if sooner or later, the date that the amount of such obligations becomes due with respect to any Award, all applicable federal, state, local and foreign withholding taxes that the Plan Administrator or the Trustee, in their discretion, subject to section 102 in case of Israeli Employees, determines to result upon exercise of an Option or from a transfer or other disposition of shares of Common Stock acquired upon exercise of an Option or otherwise related to an Option or shares of Common Stock granted or settled in connection with a different Award. Furthermore, the holder shall agree to indemnify the Corporation and/or its affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the holder. Upon approval of the Plan Administrator, a holder may satisfy such obligation by complying with one or more of the following alternatives selected by the Plan Administrator:

A.
by delivering to the Corporation shares of Common Stock previously held by such holder or by the Corporation withholding shares of Common Stock otherwise deliverable pursuant to the exercise of the Option or grant or settlement of a different Award, which shares of Common Stock received or withheld shall have a Fair Market Value (as determined by the Plan Administrator) equal to the minimum mandatory withholding tax obligations arising as a result of such exercise, transfer or other disposition; or

B.	by complying with any other payment mechanism approved by the Plan Administrator from time to time.

(iv)
The issuance, transfer or delivery of certificates representing shares of Common Stock pursuant to the exercise of Options or issuance of shares underlying a different Award may be delayed, at the discretion of the Plan Administrator, until the Plan Administrator is satisfied that the applicable requirements of all Applicable Laws and the withholding provisions of the Code and/or the Ordinance have been met and that the holder has paid or otherwise satisfied any withholding tax obligation as described in Section 8.1(l)(iii) above.

(o)	Adjustments Upon Changes In Capitalization

(i)
The aggregate number (in the case of Incentive Stock Options) and class of shares for which Awards may be granted under this Plan, the number and class of shares covered by each outstanding Award, and the exercise price per share thereof (but not the total price), and each such Award, shall all be proportionately adjusted for any increase or decrease in the number of issued Common Stock resulting from:

A.	a subdivision or consolidation of Common Stock or any like capital adjustment, or

B.
the issuance of any shares of Common Stock, or securities exchangeable for or convertible into shares of Common Stock, to the holders of all or substantially all of the outstanding shares of Common Stock by way of a stock dividend (other than the issuance of shares of Common Stock, or securities exchangeable for or convertible into shares of Common Stock, to holders of shares of Common Stock pursuant to their exercise of options to receive dividends in the form of shares of Common Stock, or securities convertible into shares of Common Stock, in lieu of dividends paid in the ordinary course on the shares of Common Stock).

(ii)
Except as provided in Section 8.1(m)(iii) hereof, upon a merger (other than a merger of the Corporation in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common shares in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere re-incorporation or the creation of a holding Corporation) or liquidation of the Corporation, as a result of which the shareholders of the Corporation receive cash, shares or other property in exchange for or in connection with their shares of Common Stock, any Award granted hereunder shall terminate, but the holder shall have the right to exercise such holder’s Award immediately prior to any such merger, consolidation, acquisition of property or shares, separation, reorganization or liquidation, and to be treated as a shareholder of record for the purposes thereof, to the extent the vesting requirements set forth in the Award Agreement have been satisfied.

(iii)
If the shareholders of the Corporation receive shares in the capital of another corporation (“Exchange Shares”) in exchange for their shares of Common Stock in any transaction involving a merger (other than a merger of the Corporation in which the holders of shares of Common Stock immediately prior to the merger have the same proportionate ownership of shares of common stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or shares, separation or reorganization (other than a mere re-incorporation or the creation of a holding Corporation), all Awards granted hereunder shall be converted into Awards to purchase Exchange Shares, unless the Corporation and the corporation issuing the Exchange Shares, in their sole discretion, determine that any or all such Awards granted hereunder shall not be converted into Awards to purchase Exchange Shares but instead shall terminate in accordance with, and subject to the holder’s right to exercise the holder’s Awards pursuant to, the provisions of Section 8.1(m)(ii). The amount and price of converted Awards shall be determined by adjusting the amount and price of the Awards granted hereunder in the same proportion as used for determining the number of Exchange Shares the holders of the shares of Common Stock receive in such merger, consolidation, acquisition or property or stock, separation or reorganization. Unless accelerated by the Board, the vesting schedule set forth in the Option Agreement shall continue to apply to the Awards granted for the Exchange Shares.

(iv)
In the event of any adjustment in the number of shares of Common Stock covered by any Award, any fractional shares resulting from such adjustment shall be disregarded and each such Award shall cover only the number of full shares resulting from such adjustment.

(v)
All adjustments pursuant to Section 8.1(m) shall be made by the Plan Administrator, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.  All adjustments to any Award shall be made in a manner compliant with, and to the extent permitted under, Section 409A of the Code or 424 of the Code, to the extent applicable.

(vi)
The grant of an Award shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, consolidate or dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

(p)	Notice of Incentive Stock Option Common Stock Disposition.

The Participant must notify the Corporation promptly in the event that he sells, transfers, exchanges or otherwise disposes of any shares of Common Stock issued upon exercise of an Incentive Stock Option before the later of (i) the second anniversary of the date of grant of the Incentive Stock Option and (ii) the first anniversary of the date the shares were issued upon his exercise of the Incentive Stock Option.

(q)	Compliance with Section 409A.

It is the intention of the Corporation that no payment or entitlement pursuant to this Plan will give rise to any adverse tax consequences to any person pursuant to Section 409A of the Code.  The Plan Administrator shall interpret and apply the Plan to that end, and shall not give effect to any provision therein in a manner that reasonably could be expected to give rise to adverse tax consequences under Section 409A.

9.            EFFECTIVE DATE; AMENDMENT; SHAREHOLDER APPROVAL

9.1          Unless sooner terminated by the Board, this Plan shall terminate December 31, 2028.  No Option may be granted after such termination or during any suspension of this Plan.

9.2          Any Incentive Stock Options granted by the Plan Administrator prior to the ratification of this Plan by the shareholders of the Corporation shall be granted subject to approval of this Plan by the shareholders of the Corporation’s outstanding voting shares, voting either in person or by proxy at a duly held shareholders’ meeting within twelve (12) months before or after the date this 2019 Stock Option Plan is approved by the Board. If such shareholder approval is sought and not obtained, all Incentive Stock Options granted prior thereto and thereafter shall be considered Non-Qualified Options.

10.          NO OBLIGATIONS TO EXERCISE OPTION

The grant of an Option shall impose no obligation upon the Participant to exercise such Option.

11.          NO RIGHT TO AWARD OR TO EMPLOYMENT

Whether or not any Awards are to be granted under this Plan shall be exclusively within the discretion of the Plan Administrator, and nothing contained in this Plan shall be construed as giving any person any right to participate under this Plan. The grant of an Award shall in no way constitute any form of agreement or understanding binding on the Corporation or any affiliate, express or implied, that the Corporation or any affiliate will employ or contract with an Participant for any length of time, nor shall it interfere in any way with the Corporation’s or, where applicable, an affiliate’s right to terminate Participant’s employment at any time, which right is hereby reserved.

12.          APPLICATION OF FUNDS

The proceeds received by the Corporation from the sale of Common Stock issued upon the exercise of Awards shall be used for general corporate purposes, unless otherwise directed by the Board.

13.          INDEMNIFICATION OF PLAN ADMINISTRATOR

In addition to all other rights of indemnification they may have as members of the Board, members of the Plan Administrator shall be indemnified by the Corporation for all reasonable expenses and liabilities of any type or nature, including attorneys’ fees, incurred in connection with any action, suit or proceeding to which they or any of them are a party by reason of, or in connection with, this Plan or any Award granted under this Plan, and against all amounts paid by them in settlement thereof (provided that such settlement is approved by independent legal counsel selected by the Corporation), except to the extent that such expenses relate to matters for which it is adjudged that such Plan Administrator member is liable for willful misconduct; provided, that within fifteen (15) days after the institution of any such action, suit or proceeding, the Plan Administrator member involved therein shall, in writing, notify the Corporation of such action, suit or proceeding, so that the Corporation may have the opportunity to make appropriate arrangements to prosecute or defend the same.

14.          AMENDMENT OF PLAN

Subject to additional consents and approvals required under Applicable Law, the Plan Administrator may, at any time, modify, amend or terminate this Plan or modify or amend Awards granted under this Plan, including, without limitation, such modifications or amendments as are necessary to maintain compliance with the Applicable Laws.

PLURISTEM THERAPEUTICS INC.

ANNUAL MEETING OF STOCKHOLDERS

June 13, 2019

PROXY CARD

THE FOLLOWING PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PLURISTEM THERAPEUTICS INC.

The undersigned stockholder of Pluristem Therapeutics Inc. (the “Company”) hereby appoints Zami Aberman and Yaky Yanay, or any of them, as proxy and attorney of the undersigned, for and in the name(s) of the undersigned, to attend the annual meeting of stockholders of the Company (the “Stockholders Meeting”) to be held at the Company's offices at Matam Advanced Technology Park Building No. 5, Haifa, Israel, 3508409 on June 13, 2019 at 5:00 p.m. local time, and any adjournment thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the Stockholders Meeting with all powers possessed by the undersigned if personally present at the Stockholders Meeting, including, without limitation, to vote and act in accordance with the instructions set forth below. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and revokes any proxy heretofore given with respect to such meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED BELOW.

IF THIS PROXY CARD IS EXECUTED BUT NO INSTRUCTION IS GIVEN WITH RESPECT TO ANY PROPOSAL SPECIFIED HEREIN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” EACH NOMINEE IN PROPOSAL NO. 1 AND “FOR” PROPOSAL NO. 2, 3, 4 AND 5 AND “2 YEARS” FOR PROPOSAL NO. 6.

VOTE VIA THE INTERNET: www.voteproxy.com
VOTE VIA THE TELEPHONE: 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

PLURISTEM THERAPEUTICS INC.

June 13, 2019

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at
http://www.astproxyportal.com/ast/15665/
Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE
DIRECTOR NOMINEES LISTED IN PROPOSAL NO. 1 AND “FOR” PROPOSALS NO. 2, 3, 4 AND 5 AND “2 YEARS” FOR PROPOSAL NO. 6.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK
 YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Stockholders Meeting.	1.
Proposal No. 1 - Election of Directors: To elect the following nominees to the Board of Directors to serve as directors of the Company until the next annual meeting of the stockholders and until their successors shall have been duly elected and qualified:

				FOR	AGAINST	ABSTAIN
		Zami Aberman		☐	☐	☐
		Israel Ben-Yoram		☐	☐	☐
		Isaac Braun		☐	☐	☐
		Mark Germain		☐	☐	☐
		Moria Kwiat		☐	☐	☐
		Hava Meretzki		☐	☐	☐
		Nachum Rosman		☐	☐	☐
		Doron Shorrer		☐	☐	☐
		Yaky Yanay		☐	☐	☐

2.
Proposal No. 2 - To ratify the selection of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as independent registered public accounting firm of the Company for the fiscal year ending June 30, 2019.
				☐	☐	☐

3.
Proposal No. 3 – To approve an amendment to the Articles of Incorporation of the Company to increase the number of authorized shares of common stock from two hundred million (200,000,000) shares, par value $0.00001 per share, to three hundred million (300,000,000)  shares, par value $0.00001 per share.
				☐	☐	☐

	4.	Proposal No. 4 - To consider and approve the Company’s 2019 Equity Compensation Plan.		☐	☐	☐

	5.	Proposal No. 5 - To consider and approve, by a nonbinding advisory vote, the compensation of the Company's named executive officers.		☐	☐	☐
			1 Year	2 Years	3 Years	ABSTAIN
	6.	Proposal No. 6 - To recommend, by a nonbinding advisory vote, the frequency of holding an advisory vote on executive compensation.	☐	☐	☐	☐
To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐		MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.